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                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                         AMERICAN XTAL Technology, Inc.

                           MONTEREY Acquisition Corp.

                              LYTE OPTRONICS, Inc.

                and certain stockholders of LYTE OPTRONICS, Inc.

                                  May 27, 1999

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                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is entered into this 27th day of May 1999, by and among American Xtal Technology, Inc., a Delaware corporation ("AXT"), Monterey Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of AXT ("SUB"), Lyte Optronics, Inc., a Nevada Corporation ("LYTE OPTRONICS"), and the stockholders of Lyte Optronics listed on
Schedule 1 attached hereto ("LYTE OPTRONICS PRINCIPAL STOCKHOLDERS").

                                    RECITALS

        A. The Boards of Directors of each of AXT, Sub and Lyte Optronics believe that it is in the best interests of each such company and its respective stockholders and shareholders that AXT acquire Lyte Optronics through the statutory merger of Sub with and into Lyte Optronics (the "MERGER") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of Class A and Class B Common Stock and Series A Convertible Preferred Stock of Lyte Optronics shall be converted into the right to receive shares of voting common stock of AXT ("AXT COMMON STOCK"), and the Series B 5% Preferred Stock of Lyte Optronics shall be converted into the right to receive shares of preferred stock of AXT ("AXT PREFERRED STOCK"), and all options exercisable for common stock of Lyte Optronics outstanding at the Effective Time shall be assumed by AXT, all as set forth herein.

        C. A portion of the shares of AXT Common Stock and AXT Preferred Stock otherwise issuable by AXT in connection with the Merger shall be placed in escrow by AXT, and the release of such amount shall be contingent upon certain events and conditions, all as set forth in Article X below.

        D. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

        E. AXT, Sub, Lyte Optronics and the Lyte Optronics Principal Stockholders agree to make certain representations, warranties and other agreements in connection with the Merger, and concurrent with the execution of this Agreement, as a material inducement to AXT and Sub to enter into this Agreement, certain shareholders of Lyte Optronics are entering into a Stockholder Voting Agreement in the form attached hereto as Exhibit C ("VOTING Agreement"), and certain stockholders of Lyte Optronics are entering into Non-Competition Agreements, each in the form attached as Exhibit D hereto (the "NON-COMPETITION AGREEMENTS").



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                                    AGREEMENT

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        As used in this Agreement, the following defined terms have the meanings indicated below:

               1.1 "AAA RULES" has the meaning assigned in Section 11.16.

               1.2 "AFFILIATE" shall have the meaning set forth in the rules and regulations promulgated by the SEC pursuant to the Securities Act.

               1.3 "AFFILIATE AGREEMENT" has the meaning assigned in Section
7.13.

               1.4 "AGGREGATE AXT PREFERRED NUMBER" shall equal 985,444 shares of newly issued AXT Preferred Stock (representing 1,000,000 shares less 14,556 shares representing the Kane Deducted Preferred Shares) less the Preferred Portion of the Deducted Excess Fee Shares, if any.

               1.5 "AGGREGATE AXT COMMON SHARE NUMBER" shall equal 2,368,309 shares of newly issued AXT Common Stock (representing 2,403,292 shares less 34,983 shares representing the Kane Deducted Common Shares), less the Common Portion of the Deducted Excess Fee Shares, if any.

               1.6 "AGGREGATE LYTE OPTRONICS COMMON NUMBER" shall mean the aggregate number of shares of Lyte Optronics Class A Common Stock (assuming the conversion of all of the issued and outstanding Lyte Optronics Class B Common Stock, Lyte Optronics Series A Convertible Preferred Stock and Lyte Optronics Warrants into Lyte Optronics Class A Common Stock) outstanding immediately prior to the Effective Time.

               1.7 "AGGREGATE LYTE OPTRONICS OPTION NUMBER" shall mean the aggregate number of shares of Lyte Optronics Common Stock issuable upon the exercise of all Lyte Optronics Options and Lyte Optronics Warrants, and other rights to acquire shares of Lyte Optronics Common Stock, issued and outstanding immediately prior to the Effective Time.

               1.8 "AGREEMENT" means this Agreement and Plan of Reorganization dated as of May 27, 1999 by and among American Xtal Technology, Inc., Monterey Acquisition Corp. and Lyte Optronics, Inc.

               1.9 "AVERAGE PRICE" means $24.30 per share of AXT Common Stock.



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               1.10 "AXT COMMON STOCK" means the shares of Common Stock, par value $0.001 per share, of AXT.

               1.11 "AXT FINANCIAL STATEMENTS" has the meaning assigned in
Section 5.4.

               1.12 "AXT PREFERRED STOCK" means the Series A Preferred Stock, par value $0.001 per share, with the terms set forth in the Certificate of Determination attached hereto as Exhibit L.

               1.13 "AXT SEC DOCUMENTS" has the meaning assigned in Section 5.4.

               1.14 "AXT SHARES" means collectively the AXT Common Stock and AXT Preferred Stock issuable pursuant to Section 2.7(a).

               1.15 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

               1.16 "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as amended by 40 C.F.R. Section 300.5.

               1.17 "CERTIFICATES" has the meaning assigned in Section 2.8(c).

               1.18 "CLOSING" and "CLOSING DATE" shall have the meanings set forth in Section 2.2.

               1.19 "COBRA" means the Consolidated Omnibus Reconciliation Act of 1985, as amended.

               1.20 "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               1.21 "COMMON STOCK EXCHANGE RATIO" shall mean the quotient obtained by dividing (x) the Aggregate AXT Common Share Number by (y) the sum of
(A) the Aggregate Lyte Optronics Common Number, plus (B) the Aggregate Lyte Optronics Option Number which based upon the representations set forth in this Agreement is agreed to be 0.253297.

               1.22 "COMMON PORTION OF THE DEDUCTED EXCESS FEE SHARES" has the meaning assigned in Section 7.6.

               1.23 "CONFIDENTIAL INFORMATION" shall have the meaning assigned in Section 7.9(a).

               1.24 "CONTRACT" means any contract, agreement or other document (including any oral contract or agreement) setting forth an agreement or understanding between two or more parties intended by such parties to be legally binding.



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               1.25 "DEAL EXPENSES" shall have the meaning assigned in Section
7.6.

               1.26 "DEDUCTED PREFERRED SHARES" shall equal the Kane Deducted Preferred Shares, together with the Preferred Portion of the Deducted Excess Fee Shares deducted pursuant to the provisions of Section 7.6.

               1.27 "DEDUCTED COMMON SHARES" shall equal the Kane Deducted Common Shares, together with the Common Portion of the Deducted Excess Fee Shares deducted pursuant to the provisions of Section 7.6.

               1.28 "DELAWARE CERTIFICATE OF MERGER" has the meaning assigned in
Section 2.4.

               1.29 "DELAWARE LAW" shall mean the provisions of the Delaware General Corporation Law, as amended.

               1.30 "DISSENTER'S RIGHTS" shall have the meaning assigned in
Section 2.9(a).

               1.31 "DISSENTER'S RIGHTS STATUTES" shall mean Sections 92A.300 through 92A.500, inclusive, of the Nevada Revised Statutes.

               1.32 "DISSENTING SHARES" shall mean any shares of Lyte Optronics Capital Stock held by persons who have not voted such shares for approval of the Merger and with respect to which such persons have become entitled to exercise dissenter's rights in accordance with Sections 92A.300 to 92A.500 of the Nevada Revised Statutes.

               1.33 "EFFECTIVE TIME" shall mean the time the Merger becomes effective as defined in Section 2.4.

               1.34 "ENCUMBRANCES" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing, other than Permitted Encumbrances.

               1.35 "ENTITY" shall mean a corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

               1.36 "ENVIRONMENTAL ACTIVITY" shall mean, without limitation, any activity, event or circumstance in respect of a Hazardous Material, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, recycling, stabilization, disposition, handling or transportation or its affirmative or accidental release into the natural environment including movement through or in the air, soil, subsoil, surface water or groundwater or any other activity,



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event or circumstance which is subject to any of the Environmental Laws including but not limited to noise, vibration, odor or similar nuisance.

               1.37 "ENVIRONMENTAL LAW" means any statute, enactment, administrative agency rule or promulgation, regulation, ordinance, or other law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, generation, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

               1.38 "ENVIRONMENTAL REVIEW" has the meaning assigned in Section 3.22(f).

               1.39 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

               1.40 "ESCROW AGENT" has the meaning assigned in Section 10.5(a).

               1.41 "ESCROW AMOUNT" shall mean, collectively, that number of shares of AXT Common Stock and of AXT Preferred Stock obtained by multiplying the Aggregate AXT Common Number (net of the Kane Deducted Common Shares and less the Common Portion of the Deducted Excess Fee Shares, if any) by 0.10, plus the Aggregate AXT Preferred Number (net of the Kane Deducted Preferred Shares and less the Preferred Portion of the Deducted Excess Fee Shares, if any) by 0.10.

               1.42 "ESCROW FUND" has the meaning assigned in Section 10.5(a).

               1.43 "EXCESS FEES" has the meaning assigned in Section 7.6.

               1.44 "EXCHANGE RATIOS" shall mean collectively the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio.

               1.45 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

               1.46 "EXCHANGE AGENT" has the meaning assigned in Section 2.8(a).

               1.47 "GAAP" means United States generally accepted accounting principles, consistently applied throughout the period and in the immediately prior comparable period.

               1.48 "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, city, county, municipal, foreign, provincial or other government or political subdivision; or (c) governmental or quasi-governmental authority of any nature (including any



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governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or Entity and any court or other tribunal).

               1.49 "GRC" shall mean Guth Rothman & Christopher LLP.

               1.50 "HAZARDOUS MATERIAL" means without limitation (i) any pollutants, residues, infectious materials, flammable, dangerous, toxic or hazardous substances, hazardous waste or materials of any description whatsoever; (ii) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any friable form, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (iii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants" or words of similar import under any Environmental Law; and (iv) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Body under any Environmental Law.

               1.51 "HAZARDOUS MATERIAL HANDLING" has the meaning assigned in
Section 3.22(b).

               1.52 "HAZARDOUS MATERIAL PRODUCT ACTIVITIES" has the meaning assigned in Section 3.22(c).

               1.53 "INDEBTEDNESS" of any person means (a) each and every obligation of such person which is either (i) an obligation for borrowed money,
(ii) an obligation evidenced by notes, bonds, debentures or similar instruments (including banker's usances), (iii) an obligation for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) an obligation under capital leases, or
(v) any accrued but unpaid interest or prepayment or other penalties upon any of the foregoing or any lease termination charges or payments required to take title to property under a lease, and (b) an obligation in the nature of a guarantee by such person, or a pledge of assets of such person, in support of any obligation of any other person that is within the scope of the immediately preceding clauses (a)(i) through (a)(v).

               1.54 "INDEMNIFICATION PERIOD" shall have the meaning set forth in
Section 10.5(d).

               1.55 "INDEMNITY ESCROW AGREEMENT" has the meaning assigned in
Section 10.5(a).

               1.56 "INTELLECTUAL PROPERTY" shall mean: (a) any patent, patent application, patent rights, trademark (whether registered or unregistered), trademark rights, trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), brand name, trade dress, business and product name, logo, slogan, trade secret, copyright, copyright



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application, maskwork, maskwork application, know-how, industrial model, process, methodology, customer list, franchise, system, computer software, computer program (including all object and source codes), invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right and all related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all other intellectual property right or intangible asset of every kind or nature; and (b) any right to use or exploit any of the foregoing including rights granted by third parties under license agreements.

               1.57 "KANE" shall mean M. Kane & Co.

               1.58 "KANE DEDUCTED EXPENSES" shall mean the sum of $908,320 payable by Lyte Optronics to Kane for services rendered in connection with the transactions contemplated by this Agreement.

               1.59 "KANE DEDUCTED SHARES" shall mean 34,983 shares of AXT Common Stock deducted from the Aggregate Common Share Number (the "KANE DEDUCTED COMMON SHARES") and 14,556 shares of AXT Preferred Stock deducted from the Aggregate Preferred Number (the "KANE DEDUCTED PREFERRED SHARES").

               1.60 "KANE DEDUCTED COMMON SHARES" has the meaning assigned in
Section 1.59.

               1.61 "KANE DEDUCTED PREFERRED SHARES" has the meaning assigned in
Section 1.59.

               1.62 "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Body or any arbitrator or arbitration panel.

               1.63 "LIABILITY" and "LIABILITIES" mean any and all Indebtedness, obligations and other liabilities of a person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

               1.64 "LOSS" or "LOSSES" has the meaning assigned in Section 10.2(a).

               1.65 "LYTE OPTRONICS BALANCE SHEET" has the meaning assigned in
Section 3.4.

               1.66 "LYTE OPTRONICS CAPITAL STOCK" shall mean all shares of Lyte Optronics Common Stock and Lyte Optronics Preferred Stock issued and outstanding at the Effective Time.

               1.67 "LYTE OPTRONICS CLASS A COMMON STOCK" shall mean the shares of Lyte Optronics Class A Common Stock, par value $0.01 per share, issued and outstanding as of the Effective Time.



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               1.68 "LYTE OPTRONICS CLASS B COMMON STOCK" shall mean the shares of Lyte Optronics Class B Common Stock, par value $0.01 per share, issued and outstanding as of the Effective Time.

               1.69 "LYTE OPTRONICS COMMON STOCK" shall mean all shares of Lyte Optronics Class A Common Stock and Lyte Optronics Class B Common Stock, issued and outstanding as of the Effective Time.

               1.70 "LYTE OPTRONICS DISCLOSURE SCHEDULE" has the meaning assigned in the forepart of Article III.

               1.71 "LYTE OPTRONICS EMPLOYEE PLANS" has the meaning assigned in
Section 3.12.

               1.72 "LYTE OPTRONICS FINANCIAL STATEMENTS" has the meaning assigned in Section 3.4(a) and Section 8.3(k).

               1.73 "LYTE OPTRONICS INTELLECTUAL PROPERTY" has the meaning assigned in Section 3.11(a).

               1.74 "LYTE OPTRONICS OPTION" shall mean an option to purchase Lyte Optronics Common Stock prior to Closing.

               1.75 "LYTE OPTRONICS OPTIONEE" shall refer to holders of options to purchase Lyte Optronics Common Stock prior to the Closing.

               1.76 "LYTE OPTRONICS PREFERRED STOCK" shall mean all shares of Series A Convertible Preferred Stock and Series B 5% Preferred Stock of Lyte Optronics issued and outstanding as of the Effective Time.

               1.77 "LYTE OPTRONICS PRINCIPAL STOCKHOLDERS" has the meaning assigned in the forepart of this Agreement.

               1.78 "LYTE OPTRONICS SERIES A CONVERTIBLE PREFERRED STOCK" shall means all shares of Series A Convertible Preferred Stock of Lyte Optronics issued and outstanding at the Effective Time.

               1.79 "LYTE OPTRONICS SERIES B 5% PREFERRED STOCK" shall mean all shares of Series B 5% Preferred Stock of Lyte Optronics issued and outstanding at the Effective Time.

               1.80 "LYTE OPTRONICS STOCKHOLDERS" shall mean the holders of all Lyte Optronics Capital Stock immediately prior to the Effective Time.

               1.81 "LYTE OPTRONICS WARRANT" shall mean a warrant convertible into or exercisable for shares of Lyte Optronics Common Stock issued and outstanding at the Effective Time.



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               1.82 "LYTE OPTRONICS' CONTROLLED GROUP" has the meaning assigned in Section 3.12.

               1.83 "MATERIAL ADVERSE EFFECT" with respect to any person means a material adverse change in or effect on the business, financial condition, assets, properties, prospects, operations or results of operations of such person and all Subsidiaries of such person, taking such person together with such person's Subsidiaries as a whole.

               1.84 "MERGER" shall mean the merger of Sub with and into Lyte Optronics, on the terms and conditions described herein.

               1.85 "NEVADA LAW" means the Nevada Revised Statutes.

               1.86 "NEVADA MERGER AGREEMENT" has the meaning set forth in
Section 2.4.

               1.87 "NEW SHARES" has the meaning assigned in Section
10.5(b)(ii).

               1.88 "NON-COMPETITION AGREEMENT" has the meaning assigned in the forepart of this Agreement, and is attached hereto as Exhibit D.

               1.89 "NPL" means the National Priorities List under CERCLA.

               1.90 "OFFICER'S CERTIFICATE" has the meaning assigned in Section 10.5(d)(i).

               1.91 "OPTION PLAN" means the Lyte Optronics 1998 Stock Option
Plan.

               1.92 "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental Body (whether preliminary or final).

               1.93 "PACIFIC MEZZANINE" means Pacific Mezzanine Fund, L.P.

               1.94 "PAYABLE THIRD PARTY EXPENSES" shall have the meaning set forth in Section 7.6.

               1.95 "PERMIT" and "PERMITS" mean any and all permits, licenses, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Body.

               1.96 "PERMITTED ENCUMBRANCE" means any of the following: (i) any Encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Encumbrance arising in the ordinary course of business by operation of law with respect to a Liability that is not yet due or delinquent, or (iii) any minor imperfection of title or similar Encumbrance which does not materially impair Lyte Optronics's use of the property subject to such Encumbrance.

               1.97 "PERSON" shall mean any individual, Entity or Governmental Body.



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               1.98 "PREFERRED PORTION OF THE DEDUCTED EXCESS FEE SHARES" has
the meaning assigned in Section 7.6.

               1.99 "PREFERRED STOCK EXCHANGE RATIO" shall mean 0.25.

               1.100 "RECEIVING PARTY" has the meaning assigned in Section
7.9(a).

               1.101 "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Material through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

               1.102 "REPRESENTATIVES" shall mean officers, directors, employees, agents, consultants, attorneys, accountants and advisors.

               1.103 "SEC" shall mean the Securities and Exchange Commission.

               1.104 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

               1.105 "STOCKHOLDER REPRESENTATIVE" has the meaning assigned in
Section 10.6.

               1.106 "STOCKHOLDER'S QUESTIONNAIRE" has the meaning assigned in
Section 7.3(b) and is attached hereto as Exhibit E.

               1.107 "SUB" has the meaning assigned in the forepart of this Agreement.

               1.108 "SUBSIDIARY" and "SUBSIDIARIES" mean any and all corporations or other Entities more than fifty percent (50%) of the voting power of which or ownership interest in is owned directly, or indirectly through one or more intermediate corporations or entities which are so owned, by a party or other relevant person, as the context requires.

               1.109 "SURVIVING CORPORATION" has the meaning set forth in
Section 2.1.

               1.110 "TAX RETURNS" means a report, return or other information required to be supplied to a Governmental Body with respect to Taxes of Lyte Optronics or any of its Subsidiaries, including combined or consolidated returns for any group of entities that includes Lyte Optronics.

               1.111 "TAX" or "TAXES" shall mean all federal, territorial, state, county, municipal, local or other taxes, charges, levies, duties or other assessments, including without limitation income, capital, sales and use taxes, ad valorem or value added and goods and services taxes, excise taxes, transfer and stamp taxes, custom duties and franchise taxes, real and personal property taxes and payroll taxes (including tax withholdings, employer health taxes, workers' compensation assessments and ERISA plans and unemployment insurance premiums, contributions and remittances and the U.S. equivalents thereof), capital stock, production,



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business and occupation, and penalties (civil or criminal), interest and surcharges in respect of any of the foregoing, and any expenses incurred in connection with the determination, settlement or litigation of any tax liability, and all words derived from or including the word "Tax," such as "Taxing" and "Taxation" shall bear a corresponding meaning.

               1.112 "THIRD PARTY" means any person (including a Governmental
Body) not an Affiliate of the referenced person or persons.

               1.113 "THIRD PARTY INTELLECTUAL PROPERTY" has the meaning assigned in Section 3.11(c).

               1.114 "TRANSACTION DOCUMENTS" shall mean all documents or agreements required to be delivered by any party hereunder including the Agreement of Merger.

               1.115 "USTs" has the meaning assigned in Section 3.22(d).

               1.116 "VOTING AGREEMENT" has the meaning assigned in the forepart of this Agreement and is attached hereto as Exhibit C.

               1.117 "YEAR 2000 COMPLIANT" has the meaning assigned in Section 3.24.

               1.118 CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) all references to monetary amounts are in U.S. dollars, unless expressly stated to refer to another currency; (iii) the terms "hereof," "herein," "hereby," "hereunder," and similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the phrase "ordinary course of business" refers to the businesses of Lyte Optronics and its Subsidiaries; (vi) whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation"; (vii) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; (viii) the phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 27, 1999; (ix) all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP; and (x) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                   ARTICLE II

                                   THE MERGER

        2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW") and the Nevada Revised Statutes ("NEVADA LAW"), Sub shall be merged with and into Lyte Optronics, the separate corporate existence of Sub shall cease and Lyte Optronics shall continue as the surviving corporation and as a wholly-owned subsidiary of AXT.



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Lyte Optronics as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION".

        2.2 THE CLOSING. Subject to termination of this Agreement as provided in
Article IX below, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301, at 10:00 a.m. local time as soon as practicable after the last of the conditions to closing set forth in
Article VIII either have been satisfied or waived, or such other place, time and date as AXT and Lyte Optronics may mutually select. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE".

        2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises, and all property, real, personal and mixed, of Lyte Optronics and Sub shall vest in the Surviving Corporation, and all debts, Liabilities and duties of Lyte Optronics and Sub shall become the debts, Liabilities and duties of the Surviving Corporation.

        2.4 PLAN OF MERGER. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument), duly prepared, executed and acknowledged by Lyte Optronics, Sub and such other parties as may be appropriate, together with an officer's certificate of each of Sub and Lyte Optronics, in substantially the form set forth as Exhibit A hereto, with the Secretary of State of the State of Delaware (the "DELAWARE CERTIFICATE OF MERGER"), and an Agreement of Merger, duly prepared, executed and acknowledged by Lyte Optronics, Sub and such other parties as may be appropriate, together with an officer's certificate of each of Sub and Lyte Optronics, in substantially the form of Exhibit B hereto (the "NEVADA MERGER AGREEMENT") with the Secretary of State of the State of Nevada in accordance with the applicable provisions of Delaware Law and Nevada Law, respectively. The Merger shall become effective upon the latest of: (x) the date and time of the filing and effectiveness of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, or (y) the date and time of filing the Nevada Merger Agreement with the Secretary of State of the State of Nevada (the "EFFECTIVE TIME").

        2.5 ARTICLES OF INCORPORATION AND BYLAWS. Unless otherwise determined by AXT prior to the Effective Time, at the Effective Time, the Articles of Incorporation and the Bylaws of Lyte Optronics as in effect immediately prior to the Effective Time shall be the provisions of the Articles of Incorporation and Bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law and such Articles of Incorporation or Bylaws; provided, however, that Article Fourth of the Articles of Incorporation of the Surviving Corporation shall automatically be amended to read in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.001 per share".

        2.6 DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation after the Effective Time. Such directors shall hold office until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

        2.7 CANCELLATION OF SHARES AND DELIVERY OF CONSIDERATION. The number of shares of AXT Common Stock to be issued (which shall include (and shall not be increased for) all AXT Common Stock to be reserved for issuance upon exercise of all Lyte Optronics Options) shall be equal to the Aggregate AXT Common Share Number. The number of shares of AXT Preferred Stock to be issued shall be equal to the Aggregate AXT Preferred Number. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Sub, Lyte Optronics or the holder of any shares of Lyte Optronics Capital Stock, the following shall occur:

               (a)    CONVERSION OF LYTE OPTRONICS CAPITAL STOCK.

                      (i) Other than Dissenting Shares (as defined and to the extent provided in Section 2.9(a), (a) each share of Lyte Optronics Class A Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive that number of shares of AXT Common Stock equal to the Common Stock Exchange Ratio, and (b) each share of Lyte Optronics Class B Common Stock and Lyte Optronics Series A Preferred Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive that number of shares of AXT Common Stock equal to (x) the number of shares of Lyte Optronics Class A Common Stock into which such shares are convertible multiplied by (y) the Common Stock Exchange Ratio.

                      (ii) Each share of Lyte Optronics Series B 5% Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined and to the extent provided in Section 2.9(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of new AXT Preferred Stock equal to the Preferred Stock Exchange Ratio.

                      (iii) Such shares shall be issued upon surrender of the certificate representing such shares of Lyte Optronics Capital Stock in the manner provided in Section 2.8(c) below; provided, however, that to the extent that shares of Lyte Optronics Capital Stock were subject to vesting or repurchase by Lyte Optronics immediately prior to the Effective Time, the shares of AXT Common Stock or AXT Preferred Stock received pursuant to this Section 2.7(a) shall be subject to the provisions of the agreement governing such vesting or repurchase by Lyte Optronics, except that any reference in such agreement to Lyte Optronics shall mean the Surviving Corporation or AXT.

               (b) STOCK OPTIONS AND WARRANTS. At the Effective Time, all options to purchase Lyte Optronics Common Stock then outstanding under Lyte Optronics's 1998 Stock Option Plan (the "OPTION PLAN") or otherwise, shall be assumed in accordance with the provisions described below.

                      (i) At the Effective Time, each outstanding option or other right to purchase shares of Lyte Optronics Common Stock (each a "LYTE OPTRONICS OPTION") under the Option Plan, or otherwise, whether vested or unvested, and any outstanding Monterey Warrants that are exercisable or convertible after the Effective Date, to the extent so exercisable or convertible, shall be, in connection with the Merger, assumed by AXT. Each Lyte Optronics Option or Lyte Optronics Warrant so assumed by AXT under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements or warrant agreements governing such Lyte Optronics Option or Lyte Optronics Warrant immediately prior to the Effective Time, except that (A) each such Lyte Optronics Option and Warrant shall be exercisable (when vested) for that number of whole shares of AXT Common Stock equal to the product of the number of shares of Lyte Optronics Class A Common Stock that were issuable upon exercise or conversion of such Lyte Optronics Option or Warrant immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio, rounded down to the nearest whole number of shares of AXT Common Stock and (B) the per share exercise price for the shares of AXT Common Stock issuable upon exercise of such assumed Lyte Optronics Option or Warrant shall be equal to the quotient determined by dividing the exercise price per share of Lyte Optronics Class A Common Stock or Class B Common Stock at which such Lyte Optronics Option was exercisable or convertible immediately prior to the Effective Time by the Common Stock Exchange Ratio, rounded up to the nearest whole cent.

                      (ii) It is the intention of the parties that the Lyte Optronics Options assumed by AXT qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), to the extent that such Lyte Optronics Options qualified as incentive stock options immediately prior to the Effective Time.

                      (iii) AXT shall take all necessary corporate action to reserve for issuance from the Aggregate AXT Common Share Number a sufficient number of shares of AXT Common Stock for delivery upon exercise of Lyte Optronics Options or exercise or conversion of such Lyte Optronics Warrant assumed in accordance with this Section 2.7(b).

               (c) CANCELLATION OF LYTE OPTRONICS-OWNED STOCK. At the Effective Time, each share of Lyte Optronics Capital Stock, if any, that is owned by Lyte Optronics or any direct or indirect wholly-owned subsidiary of Lyte Optronics, shall be canceled and extinguished without any conversion thereof, and no cash or other consideration shall be delivered in exchange therefor.

               (d) CAPITAL STOCK OF SUB. At the Effective Time, each share of capital stock of Sub outstanding immediately prior to the Merger shall, by virtue of the Merger, and without further action on the part of any holder thereof, be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares of common stock of Sub shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

               (e) ADJUSTMENTS TO EXCHANGE RATIOS. The Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into AXT Common Stock or Lyte Optronics Capital Stock), reorganization, recapitalization or other like change with respect to AXT Common Stock or Lyte Optronics Capital Stock occurring after the date hereof and prior to the Effective Time.

               (f) FRACTIONAL SHARES. No fraction of a share of AXT Common Stock shall be issued, but in lieu thereof each holder of Lyte Optronics Common Stock or Lyte Optronics Series A Preferred Stock who would otherwise be entitled to a fraction of a share of AXT Common Stock (after aggregating all fractional shares of AXT Common Stock to be received by such holder) shall receive from AXT an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Price. No fraction of a share of AXT Preferred Stock shall be issued, but in lieu thereof each holder of Lyte Optronics Series B 5% Preferred Stock who would otherwise be entitled to a fraction of a share of AXT Preferred Stock (after aggregating all fractional shares of AXT Preferred Stock to be received by such holder) shall receive from AXT an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the per share liquidation value of such AXT Preferred Stock plus accrued but unpaid dividends thereon.

               (g) ACCRUED DIVIDENDS. Any accrued but unpaid dividends outstanding on the Lyte Optronics Preferred Stock shall be assumed by AXT.

        2.8    EXCHANGE PROCEDURES.

               (a) EXCHANGE AGENT. Prior to the Closing Date, AXT shall appoint a bank or transfer agent to act as exchange agent (the "EXCHANGE AGENT") in the Merger.

               (b) AXT TO PROVIDE STOCK. As soon as practicable after the Effective Time, AXT shall make available to the Exchange Agent for exchange in accordance with this Section 2.8 the aggregate number of AXT Shares issuable pursuant to Section 2.7(a) in exchange for outstanding shares of Lyte Optronics Capital Stock; provided, however, that on behalf of the holders of Lyte Optronics Capital Stock, AXT shall deposit into an escrow account a number of shares of AXT Common Stock and AXT Preferred Stock equal to the Escrow Amount out of the aggregate number of shares of AXT Common Stock and AXT Preferred Stock otherwise issuable pursuant to Section 2.7(a). The portion of the Escrow Amount contributed on behalf of each holder of Lyte Optronics Capital Stock shall be in proportion to the aggregate number of shares of AXT Common Stock or AXT Preferred Stock, respectively, which such holder would otherwise be entitled to receive under Section 2.7(a) by virtue of ownership of outstanding shares of Lyte Optronics Capital Stock.

               (c) SURRENDER OF CERTIFICATES. As soon as practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of certificate(s) or other documents which represent Lyte Optronics Capital Stock (the "CERTIFICATES"), to be exchanged pursuant to
Section 2.7 hereof (i) a letter of transmittal (which shall specify that, with respect to the Certificates, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as AXT shall reasonably agree) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for AXT Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by AXT, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of AXT Common Stock or AXT Preferred Stock (less the number of shares of AXT Common Stock or AXT Preferred Stock, as the case may be, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article X hereof), plus cash in lieu of fractional shares in accordance with Section 2.7(f), to which such holder is entitled pursuant to Section 2.7(a). Certificates so surrendered pursuant to this Section 2.8(c) shall forthwith be canceled (if not otherwise canceled or terminated in accordance with their terms). As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article X hereof, AXT shall cause to be distributed to the Escrow Agent certificates representing that number of shares of AXT Common Stock and AXT Preferred Stock equal to the Escrow Amount, which certificates shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate AXT as provided in Article X. Until surrendered as contemplated by this Section 2.8(c), each Certificate that, prior to the Effective Time, represented shares of Lyte Optronics Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely the right to receive upon such surrender that number of AXT Shares (without interest and subject to applicable withholding, escheat and other laws) into which such shares of Lyte Optronics Capital Stock shall have been converted together with the right to receive an amount in cash in lieu of any fractional shares in accordance with Section 2.7(f).

               (d) DISTRIBUTIONS ON UNEXCHANGED SHARES. No dividends or other distributions with respect to AXT Common Stock or AXT Preferred Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of AXT Common Stock or AXT Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of AXT Common Stock or AXT Preferred Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of AXT Common Stock or AXT Preferred Stock.

               (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of AXT

Common Stock or AXT Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to AXT or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of AXT Common Stock or AXT Preferred Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of AXT or any agent designated by it that such tax has been paid or is not payable.

               (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 2.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Lyte Optronics Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (g) NO FURTHER OWNERSHIP RIGHTS IN LYTE OPTRONICS CAPITAL STOCK. The AXT Shares issued upon the surrender for exchange of shares of Lyte Optronics Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Lyte Optronics Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of Lyte Optronics Capital Stock which was outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided herein.

               (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing Lyte Optronics Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such holder's pro rata allocation of AXT Shares, as may be required pursuant to Section 2.7(a); provided, however, that AXT may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against AXT or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        2.9    DISSENTING SHARES.

               (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Lyte Optronics Capital Stock held by a holder who, as of the Effective Time, has not effectively withdrawn or lost (through failure to perfect or otherwise) appraisal or dissenters' rights ("DISSENTER'S RIGHTS") pursuant to Sections 92A.300 through 92A.500, inclusive of the Nevada Revised Statutes (the "DISSENTER'S RIGHTS STATUTES") (hereinafter referred to as "DISSENTING SHARES") shall not be converted into or represent a right to receive AXT Common Stock pursuant to Section 2.7(a) above, but the holder thereof shall only be entitled to such rights as are granted by the Dissenter's Rights Statutes.

               (b) Notwithstanding the provisions of subsection (i) above, if after the Effective Time any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's Dissenter's Rights, then, as of the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive AXT Shares and payment for any fractional share as provided in Section 2.7(f) above, without interest thereon, upon surrender of the certificate representing such shares.

               (c) Lyte Optronics shall give AXT (A) prompt notice of any written notices, demands or claims given under the Dissenter's Rights Statutes or any other provisions of Nevada Law with respect to any shares of Lyte Optronics Capital Stock, withdrawals of such notices, demands, or claims and any other instruments served pursuant to Nevada Law (including without limitation instruments concerning appraisal or dissenters' rights) and received by Lyte Optronics and (B) the opportunity to participate in all negotiations and proceedings with respect to Dissenter's Rights. Lyte Optronics shall not, except with the prior written consent of AXT, voluntarily make any payment with respect to any demands under any the Dissenter's Rights Statutes relating to any shares of Lyte Optronics Capital Stock or offer to settle or settle any such demands.

        2.10 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests.

        2.11 FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Lyte Optronics and Sub, the officers and directors of Lyte Optronics and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF LYTE OPTRONICS
                  AND THE LYTE OPTRONICS PRINCIPAL SHAREHOLDERS

        Except as otherwise disclosed in a disclosure schedule dated as of the date hereof referring specifically (referencing the appropriate schedule or section number) to representations, warranties or covenants in this Agreement which reasonably identifies the basis for an exception to a representation, warranty or covenant in this Agreement and which is delivered by Lyte Optronics to AXT prior to the execution of this Agreement (the "LYTE OPTRONICS DISCLOSURE SCHEDULE"), Lyte Optronics and each of the Lyte Optronics Principal Stockholders represent and warrant to AXT and Sub that each of the statements set forth below are true and correct. No fact or circumstance disclosed to AXT by Lyte Optronics or the Lyte Optronics Principal Stockholders shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Lyte Optronics Disclosure Schedule.

        3.1 ORGANIZATION. Lyte Optronics is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and authority to own its properties and to carry on its business as it is now being conducted and as it is proposed to be conducted. Lyte Optronics is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties or the conduct of its business makes such qualification, licensing or admission necessary except where the failure to be so qualified does not have a Material Adverse Effect on Lyte Optronics or its Subsidiaries. The Lyte Optronics Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Lyte Optronics and a true and complete list of all jurisdictions in which Lyte Optronics maintains any employees. The Lyte Optronics Disclosure Schedule contains a true and complete list of all jurisdictions in which Lyte Optronics is duly qualified to transact business as a foreign corporation. True and complete copies of Lyte Optronics's charter documents as in effect on the date hereof and as to be in effect immediately prior to the Closing, have been provided to AXT or its Representatives.

        3.2    CAPITALIZATION.

               (a) CAPITAL STOCK. The authorized capital stock of Lyte Optronics consists of 22,000,750 shares of authorized Capital Stock, of which 12,000,000 shares are designated Class A voting common stock, par value $0.01 per share, of which 3,509,383 shares are issued and outstanding; 6,000,000 shares are designated Class B voting Common Stock, par value $0.01 per share, of which 5,034,840 shares are issued and outstanding; 750 shares are designated as Series A Convertible Preferred Stock, par value $0.01 per share, of which 750 shares are issued and outstanding; and 4,000,000 shares are designated Series B 5% Preferred Stock, par value $0.01 per share, of which 4,000,000 shares are issued and outstanding. The Lyte Optronics Class B Common Stock is convertible into 5,034,840 shares of Lyte Optronics Class A Common Stock. The Lyte Optronics Series A Convertible Preferred Stock is convertible into 487,387 shares of Lyte Optronics Class A Common Stock. The Lyte Optronics Capital Stock is held of record by Lyte Optronics Stockholders, with the addresses of record and in the amounts set forth and identified in Section 3.2(a) of the Lyte Optronics Disclosure Schedule, and, with the exception of 137,116 shares of Class A Common Stock held by Pacific Mezzanine, which shall be repurchased by Lyte Optronics prior to the Effective Time, all shares of Lyte Optronics Capital Stock are fully vested and are not subject to any rights of repurchase held by Lyte Optronics or any other Entity. All outstanding shares of Lyte Optronics Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Lyte Optronics or any agreement to which Lyte Optronics is a party or by which it is bound. All Lyte Optronics Capital Stock has been issued in compliance with all applicable laws. No shares of Lyte Optronics Capital Stock are held in treasury of Lyte Optronics or any Subsidiary. There are no obligations, contingent or otherwise, of Lyte Optronics or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Lyte Optronics Capital Stock. Except as set forth in this Section 3.2(a), no other shares of Lyte Optronics Capital Stock are issued or outstanding. As a result of the Merger, AXT will be the record and sole beneficial owner of all Lyte Optronics Capital Stock and rights to acquire or receive such Lyte Optronics Capital Stock.

               (b) OPTIONS AND WARRANTS. Lyte Optronics has reserved 107,511 shares of Lyte Optronics Class B Common Stock subject to issuance upon exercise or conversion of Lyte Optronics Warrants, half of which Warrants will terminate and expire as a result of the Merger. Lyte Optronics has reserved 276,185 shares of Class A Common Stock and 352,890 shares of Class B Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 101,695 shares of Class A Common Stock and 300,000 shares of Class B Common Stock are subject to outstanding, unexercised options, 227,380 shares remain available for future grant and no shares have been issued pursuant to the exercise of options issued under the Option Plan. Section 3.2(b) of the Lyte Optronics Disclosure Schedule sets forth for each outstanding Lyte Optronics Option or Lyte Optronics Warrant the name of the holder of such Lyte Optronics Option or Lyte Optronics Warrant, the domicile address of such holder, the number of shares of Capital Stock subject to such Lyte Optronics Option or Lyte Optronics Warrant, the exercise price of such Lyte Optronics Option or Lyte Optronics Warrant, the vesting schedule for such Lyte Optronics Option or Lyte Optronics Warrant, including the extent vested to date and whether the exercisability of such Lyte Optronics Option or Lyte Optronics Warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for such Lyte Optronics Options and Lyte Optronics Warrants, there are no outstanding options, warrants, calls, rights, commitments, conversion rights, rights of exchange, plans or other agreements of any character to which Lyte Optronics or any Lyte Optronics Principal Stockholder is a party or by which it is bound obligating Lyte Optronics to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Lyte Optronics, or obligating Lyte Optronics to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Lyte Optronics. Except as contemplated hereby, to Lyte Optronics's knowledge there are no voting trusts, buy-sell or other similar agreements in place with respect to the voting stock of Lyte Optronics.

               (c) SUBSIDIARIES. Section 3.2(c) of the Lyte Optronics Disclosure Schedule sets forth a list of all Subsidiaries of Lyte Optronics, including the name of each Subsidiary and the jurisdiction in which such Subsidiary is organized. There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants with respect to any such Subsidiary's capital stock, including any right obligating any such Subsidiary to issue, deliver, or sell additional shares of its capital stock, and no obligations, contingent or otherwise, of Lyte Optronics or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of the capital stock of any Subsidiary of Lyte Optronics or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of such Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each Subsidiary of Lyte Optronics are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Lyte Optronics or another Subsidiary of Lyte Optronics free and clear of all security interests, liens, claims, pledges, agreements, limitations on Lyte Optronics's voting rights, charges or other encumbrances of any nature. Neither Lyte Optronics nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any such equity or similar interest in, any corporation, limited liability company, partnership, joint venture or other business association or entity.

        3.3 POWER, AUTHORITY AND VALIDITY. Lyte Optronics has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Lyte Optronics, subject only to the approval of the Merger and this Agreement by Lyte Optronics's shareholders. The board of directors of Lyte Optronics has unanimously approved the Merger and this Agreement. The vote required of Lyte Optronics's shareholders to duly approve the Merger and this Agreement is the affirmative vote of a majority of the outstanding shares of Lyte Optronics Class A Common Stock and Lyte Optronics Series A Convertible Preferred Stock voting together as a class, the affirmative vote of a majority of the outstanding shares of Lyte Optronics Class B Common Stock voting separately as a class, and the affirmative vote of a majority of the outstanding shares of the Lyte Optronics Series B 5% Preferred Stock voting together as a separate class. This Agreement has been duly executed and delivered by Lyte Optronics and constitutes the valid and binding obligation of Lyte Optronics, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Subject only to the approval of the Merger and this Agreement by Lyte Optronics's shareholders, the execution and delivery of this Agreement by Lyte Optronics does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event a "CONFLICT") (i) any provision of the Articles of Incorporation or Bylaws of Lyte Optronics or any of its Subsidiaries or (ii) any mortgage, indenture, lease, Contract or other agreement or instrument, Permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation applicable to Lyte Optronics or any of its Subsidiaries or their respective properties or assets. No consent, waiver, approval, Order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Body or any Third Party (so as not to trigger any Conflict) is required by or with respect to Lyte Optronics or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Nevada Merger Agreement with the Nevada Secretary of State and the Delaware Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Section 3.3 of the Lyte Optronics Disclosure Schedule.

        3.4    FINANCIAL STATEMENTS.

               (a) Attached hereto as Section 3.4(a) of the Lyte Optronics Disclosure

Schedule are the following: (i) Lyte Optronics's audited consolidated balance sheet and consolidated statements of income, shareholder's equity and changes in financial condition for the fiscal years ended December 31, 1997 and 1996, (ii) Lyte Optronics's consolidated unaudited balance sheet dated as of December 31, 1998 (the December 31, 1998 balance sheet being hereafter referred to as the "LYTE OPTRONICS BALANCE SHEET") and consolidated statements of income, shareholders' equity and changes in financial position for the period then ended, and (iii) Lyte Optronics's unaudited balance sheet as of March 31, 1999 and the related unaudited statements of income, shareholder's equity and changes in financial condition for the three-month period then ended (the financial statements described in clauses (i), (ii) and (iii) collectively, the "LYTE OPTRONICS FINANCIAL STATEMENTS").

               (b) The Lyte Optronics Financial Statements present fairly in all material respects the financial position, results of operations and cash flows of Lyte Optronics and its Subsidiaries as of their historical dates and during the periods indicated therein, and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. Except and to the extent reflected or reserved against in the Lyte Optronics Balance Sheet, neither Lyte Optronics nor any of its Subsidiaries has, as of the date of such balance sheet, any Liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto). The aggregate reserves, if any, reflected on the Lyte Optronics Financial Statements are adequate in light of the contingencies with respect to which they are made.

        3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Lyte Optronics does not have any Liability, Indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement or obligation of any nature, whether accrued, absolute, contingent, matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate is not material, has not been reflected in the Lyte Optronics Balance Sheet. All Indebtedness, Liabilities, and obligations incurred after the date of the Lyte Optronics Balance Sheet in an amount in excess of $25,000, whether absolute or contingent, were incurred in the ordinary course of business and are usual and normal in amount.

        3.6    TAX MATTERS.

               (a) Each of Lyte Optronics and its Subsidiaries has fully and timely, properly and accurately prepared and filed all Tax Returns, including federal, state, local and foreign returns, estimates, information statements and reports relating to any and all Taxes concerning or attributable to Lyte Optronics or its Subsidiaries or its operations for all years and periods for which any such returns or reports were due in all jurisdictions under applicable law and all such Tax Returns are true and correct and have been completed in accordance with applicable law, subject to the reserves established by Lyte Optronics on its Financial Statements. The Lyte Optronics Tax Returns and all other Tax Returns and reports filed by Lyte Optronics were prepared in the manner required by applicable law.

               (b) Each of Lyte Optronics and its Subsidiaries, as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (c) Neither Lyte Optronics nor any of its Subsidiaries have been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Lyte Optronics or its Subsidiaries, nor has Lyte Optronics or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (d) No audit or other examination of any Tax Return of Lyte Optronics or its Subsidiaries is currently in progress, nor has Lyte Optronics or its Subsidiaries been notified of any request for such an audit or other examination.

               (e) Neither Lyte Optronics nor any of its Subsidiaries has any Liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and Lyte Optronics does not have any knowledge of any basis for the assertion of any such liability attributable to Lyte Optronics or its Subsidiaries, or their respective assets or operations.

               (f) Lyte Optronics has provided or made available to AXT copies of all federal and state income and state sales and use Tax Returns for all periods since the date of Lyte Optronics's incorporation.

               (g) There are (and as of immediately following the Effective Time there will be) no Encumbrances (other than as a result of actions or circumstances of AXT) of any sort on the assets of Lyte Optronics or its Subsidiaries relating to or attributable to Taxes other than liens for Taxes not yet due.

               (h) Lyte Optronics does not have any knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Encumbrance on the assets of Lyte Optronics or its Subsidiaries.

               (i) None of Lyte Optronics's or its Subsidiaries' assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (j) As of the Effective Time, there will not be any contract, agreement, plan or arrangement to which Lyte Optronics or any of its Subsidiaries is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of Lyte Optronics or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 404, 280G or 162 of the Code.

               (k) Neither Lyte Optronics nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the

Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Lyte Optronics or its Subsidiaries.

               (l) Neither Lyte Optronics nor any of its Subsidiaries is a party to any tax sharing or allocation agreement or similar arrangement with any other party nor does Lyte Optronics or any of its Subsidiaries owe any amount under any such agreement.

               (m) At no time has Lyte Optronics or any of its Subsidiaries been included in the consolidated Tax Return of any affiliated group of corporations.

               (n) Neither Lyte Optronics nor any of its Subsidiaries is, nor has it been at any time, a "United States real property holding corporation".

               (o) Neither Lyte Optronics nor any of its Subsidiaries will be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing Date pursuant to Section 481(c) of the Code or any provision of the Tax laws of any jurisdiction requiring Tax adjustments as a result of a change in method of accounting implemented by Lyte Optronics or any of its Subsidiaries prior to the Closing Date for any Tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into by Lyte Optronics or any of its Subsidiaries prior to the Closing Date with any taxing authority with regard to the Tax Liability of Lyte Optronics or any of its Subsidiaries for any Tax period (or portion thereof) ending on or before the Closing Date.

               (p) Neither Lyte Optronics nor any of its Subsidiaries is currently under any contractual obligation to pay to any Governmental Body any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

        3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Lyte Optronics Balance Sheet, Lyte Optronics and its Subsidiaries have conducted their businesses only in the ordinary course in a manner consistent with past practice and since such date Lyte Optronics and its Subsidiaries have not:

               (a) suffered any Material Adverse Effect in its financial condition or in the operations of its business, nor any Material Adverse Effect in its balance sheet, including but not limited to cash distributions or decreases in the net assets of Lyte Optronics, or any fact or circumstances that could reasonably be expected to result in a Material Adverse Effect;

               (b) suffered any damage, destruction or loss, whether or not covered by insurance, individually in an amount in excess of $10,000, and of amounts less than $10,000 that collectively aggregate more than $25,000;

               (c) granted or agreed to make any increase in the compensation payable or to become payable by Lyte Optronics or its Subsidiaries to their respective officers or directors, or any increase in the compensation payable or to become payable to employees other than officers or directors collectively in excess of two percent (2%) of the entire aggregate payroll of employees excluding officers and directors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any person other than wages in the ordinary course consistent with past practice;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Lyte Optronics or any of its Subsidiaries or declared any direct or indirect redemption, retirement, purchase or other acquisition by Lyte Optronics or any of its Subsidiaries of such shares, or any split, combination or reclassification in respect of any shares of Lyte Optronics Capital Stock;

               (e) issued any shares of Lyte Optronics Capital Stock or any warrants, rights, options, calls, puts, or convertible instruments or entered into any commitment to issue relating to Lyte Optronics Capital Stock;

               (f) made any change in the accounting methods or practices followed by Lyte Optronics or its Subsidiaries, whether for general financial or Tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

               (g) sold, leased, abandoned or otherwise disposed of any real or personal property or assets or any machinery, equipment or other operating property, other than inventory in the ordinary course of business consistent with past practice, with a value in excess of $10,000 individually or of individual amounts less than $10,000 that collectively aggregate more than $25,000;

               (h) sold, assigned, transferred, licensed or otherwise disposed of any Intellectual Property with a value in excess of $10,000 individually or of individual amounts less than $10,000 that collectively aggregate more than $25,000;

               (i) had any labor trouble or claim of wrongful discharge or other unlawful labor practice or action or suffered any other dispute involving any employee that Lyte Optronics reasonably expects to result in an individual claim of more than $10,000 or of claims that individually are less than $10,000 but are in excess of $50,000 collectively;

               (j) entered into any commitment or transaction (including without limitation any borrowing or capital expenditure), other than (a) its borrowing from AXT, and (b) transactions in the ordinary course of business of individual amounts less than $50,000;

               (k) incurred any Liabilities in excess of $10,000 individually or of individual amounts less than $10,000 but collectively in excess of $50,000, absolute or contingent, except for Liabilities that have been incurred by Lyte Optronics since the date of the Lyte Optronics Balance Sheet in the ordinary course of business and consistent with Lyte Optronics's past practices;

               (l) permitted or allowed any of its property or assets to become subjected to any mortgage, deed of trust, pledge, lien, security interest or other Encumbrance, other than Permitted Encumbrances, of any kind, other than any purchase money security interests incurred in the ordinary course of business;

               (m) made any capital expenditure or commitment for additions to property, plant or equipment in excess of $10,000 individually or of individual amounts less than $10,000 but collectively in excess of $25,000;

               (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or shareholders or any Affiliate of any of the foregoing;

               (o) made any amendment to or terminated any agreement (other than terminations occurring according to the terms of such agreement in the ordinary course) which, if not so amended or terminated, would be required to be disclosed in the Lyte Optronics Disclosure Schedule, or waived or released any right or claim of Lyte Optronics, including any write-off or other compromise of any account receivable of Lyte Optronics, other than write-offs or compromises of amounts not exceeding $10,000 individually or of amounts less than $10,000 that collectively aggregate more than $25,000;

               (p) initiated, had initiated against them, or received notice of any lawsuit or proceeding pending against or investigation of Lyte Optronics or any of its Subsidiaries or affairs, or to Lyte Optronics's knowledge is any such lawsuit, proceeding or investigation threatened, or did any reasonable basis exist for any of the foregoing, that would likely result in a Material Adverse Effect on Lyte Optronics;

               (q) received notice of any claim or potential claim of ownership by a third party of Lyte Optronics Intellectual Property or of infringement by Lyte Optronics of any third party's intellectual property rights;

               (r) entered into any partnership or joint venture agreements, or any merger, recapitalization or other business combination other than as contemplated by this Agreement; or

               (s) agreed to take any action described in this Section 3.7 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

        3.8 TITLE AND RELATED MATTERS. Lyte Optronics and its Subsidiaries each has good and marketable title to or valid leaseholds in all the properties, interests in properties and assets, real and personal, reflected in the Lyte Optronics Financial Statements or acquired after the date of the Lyte Optronics Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Lyte Optronics Financial Statements in the ordinary course of business), free and clear of all Encumbrances of any kind or character, except for Permitted Encumbrances and encumbrances created by the applicable community property laws of any state. The equipment of Lyte Optronics and its Subsidiaries used in the operation of its business is, taken as a whole, in good operating condition and repair, normal wear and tear excepted. All real or personal property leases to which Lyte Optronics or its Subsidiaries is a party are valid, binding, enforceable and effective in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. There is not under any of such leases any existing default by Lyte Optronics or any of its Subsidiaries or any other event of default or event which, with notice or lapse of time or both, would constitute a default by any other party to such leases.

        3.9 REAL PROPERTY. Section 3.9 of the Lyte Optronics Disclosure Schedule contains a description of all real and personal property leased or owned by Lyte Optronics or any of its Subsidiaries, describing its interest in said property and with respect to real property a description of each parcel and a summary description of the buildings, structures and improvements thereon. True and correct copies of all such leases have been provided to AXT or its Representatives.

        3.10 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no Contract, (non-compete or otherwise), commitment, or Order to which Lyte Optronics or any of its Subsidiaries is a party or otherwise binding upon Lyte Optronics or its Affiliates which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Lyte Optronics or its Affiliates, any acquisition of property (tangible or intangible) by Lyte Optronics or its Affiliates or the conduct of its business by Lyte Optronics or its Subsidiaries. Without limiting the foregoing, neither Lyte Optronics nor any of its Subsidiaries has entered into any agreement under which Lyte Optronics or its Subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        3.11   INTELLECTUAL PROPERTY.

               (a) Section 3.11(a)(i) of the Disclosure Schedule sets forth, with respect to all Intellectual Property owned or used by Lyte Optronics or its Subsidiaries ("LYTE OPTRONICS INTELLECTUAL Property") registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Lyte Optronics Intellectual Property, (ii) the names of the jurisdictions covered by the applicable registration or application, (iii) and any proceedings before any court, tribunal (including the United States Patent and Trademark Office), Internet registration authority or equivalent authority anywhere in the world related to any Lyte Optronics Intellectual Property. Section 3.11(a)(ii) of the Lyte Optronics Disclosure Schedule identifies and provides a brief description of all Intellectual Property licensed to Lyte Optronics or any of its Subsidiaries by any Person (except for any Intellectual Property that is licensed to Lyte Optronics or any of its Subsidiaries under any third party software license generally available to the public at a cost of less than Two Thousand Dollars ($2,000)), and identifies the license agreement under which such Intellectual Property is being licensed to Lyte Optronics or its Subsidiaries. Lyte Optronics and its Subsidiaries each has good, valid and marketable title to all Lyte Optronics Intellectual Property identified in Section 3.11(a)(i) of the Lyte Optronics Disclosure Schedule, free and clear of all liens and other Encumbrances and of all Third Party licensed technology, and has a valid right to use all Intellectual Property identified in Section 3.11(a)(ii) of the Lyte Optronics Disclosure Schedule. Neither Lyte Optronics nor any of its Subsidiaries is obligated to make any payment to any Person for the use of any Intellectual Property. Neither Lyte Optronics nor any of its Subsidiaries has developed jointly with any other Person any Intellectual Property with respect to which such other Person has any rights.

               (b) Lyte Optronics has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Lyte Optronics Intellectual Property (except Lyte Optronics Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Lyte Optronics Intellectual Property.

               (c) The operation of the business of Lyte Optronics and its Subsidiaries as such business is currently conducted or is reasonably contemplated to be conducted (including, without limitation, products, technology or services currently under development and the design, development, manufacture, use, import and sale of the products, technology and services of Lyte Optronics and its Subsidiaries) does not, and neither Lyte Optronics nor any of its Subsidiaries has received notice that the operation of the business of Lyte Optronics and its Subsidiaries as such is currently conducted (including, without limitation, products, technology or services currently under development and the design, development, manufacture, use, import and sale of the products, technology and services of Lyte Optronics or its Subsidiaries), infringes or misappropriates or makes any unlawful use of, violates the rights of any person or entity (including rights to privacy or publicity), constitute unfair competition or trade practices under the laws of any jurisdiction, or violate the laws or regulations of any jurisdiction, and neither Lyte Optronics nor any of its Subsidiaries has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person ("THIRD PARTY INTELLECTUAL PROPERTY").

               (d) There are neither Contracts, licenses nor agreements between Lyte Optronics or any of its Subsidiaries on the one hand and any other Person on the other with respect to Lyte Optronics Intellectual Property under which there is any dispute known to Lyte Optronics regarding the scope of such Contract or performance under such Contract including with respect to any payments to be made or received by Lyte Optronics or its Subsidiaries thereunder.

               (e) To Lyte Optronics's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Third Party Intellectual Property owned or used by any other Person infringes or conflicts with, any Lyte Optronics Intellectual Property.

               (f) Lyte Optronics and its Subsidiaries own, or are licensed or otherwise possess, legally enforceable rights to use, all Intellectual Property that is necessary to conduct the business of Lyte Optronics and its Subsidiaries as currently conducted or planned to be conducted by Lyte Optronics and its Subsidiaries. Neither Lyte Optronics nor any of its

Subsidiaries has licensed any of the Lyte Optronics Intellectual Property to any Person on an exclusive basis, and has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of the Lyte Optronics Intellectual Property or to transact business in any market or geographical area or with any Person.

               (g) All current and former employees of Lyte Optronics and its Subsidiaries have executed and delivered to Lyte Optronics (containing no exceptions to or exclusions from the scope of its coverage) a form of Employee Inventions and Proprietary Rights Assignment Agreement; and all current and former consultants and independent contractors to Lyte Optronics and its Subsidiaries have executed and delivered to Lyte Optronics (containing no exceptions to or exclusions from the scope of its coverage) a form of Consultant Inventions and Proprietary Rights Assignment Agreement.

               (h) No Lyte Optronics Intellectual Property or product, technology or service of Lyte Optronics or its Subsidiaries is subject to any proceeding or outstanding decree, Order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Lyte Optronics and its Subsidiaries or may affect the validity, use or enforceability of such Lyte Optronics Intellectual Property.

               (i) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment by operation of law or otherwise of any Contracts or agreements to which Lyte Optronics or any of its Subsidiaries is a party, will result in AXT granting to any Third Party any right to or with respect to any Intellectual Property owned by, or licensed to, it, or will result in AXT being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses.

        3.12   EMPLOYEE BENEFIT PLANS.

               (a) Section 3.12(a) of Lyte Optronics's Disclosure Schedule contains a complete and accurate list of (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) ("ERISA"), (ii) any other employee benefits plans, (iii) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and (iv) all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Lyte Optronics or any of its Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with Lyte Optronics within the meaning of Section 414 of the Code ("LYTE OPTRONICS' CONTROLLED GROUP") (together, the "LYTE OPTRONICS EMPLOYEE PLANS").

               (b) With respect to each Lyte Optronics Employee Plan, Lyte Optronics has provided to AXT true and correct copies of (i) all documents embodying such Lyte Optronics Employee Plan, including all amendments thereto,
(ii) all material written agreements relating to such Lyte Optronics Employee Plan, (iii) all employee communications material to any Lyte Optronics Employee Plan, and (iv) all standard COBRA forms and related notices.

               (c) With respect to the Lyte Optronics Employee Plans, individually and in the aggregate, no event has occurred, and there exists no condition or set of circumstances in connection with which Lyte Optronics or any of its Subsidiaries could be subject to any material liability. There are no proceedings, claims or suits pending or threatened by any Governmental Body or any participant or beneficiary against any of the Lyte Optronics Employee Plans, the assets of any of the trusts under any of the Lyte Optronics Employee Plans or the plan sponsor or any fiduciary of any of the Lyte Optronics Employee Plans.

               (d) With respect to the Lyte Optronics Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued, there are no unfunded benefit obligations which have not been accounted for by reserves on the financial statements or books of Lyte Optronics, and all contributions required to be made with respect to all Lyte Optronics Employee Plans relating to any employee of Lyte Optronics and its Subsidiaries have been made.

               (e) Lyte Optronics and its Subsidiaries has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no knowledge of any default or violation by any other party to, each Lyte Optronics Employee Plan, and each Lyte Optronics Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to applicable provisions of ERISA and the Code and all other U.S. federal and state laws and all local laws applicable in the jurisdiction in which the Lyte Optronics Employee Plan is maintained. Each Lyte Optronics Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to such plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Lyte Optronics Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of Lyte Optronics, threatened or reasonably anticipated (other than routine claims for benefits) against any Lyte Optronics Employee Plan or against the assets of any Lyte Optronics Employee Plan. Each Lyte Optronics Employee Plan can be amended, terminated or otherwise discontinued in accordance with its terms, without liability to AXT, the Surviving Corporation, Lyte Optronics or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event). There are no audits, inquiries or proceedings pending or, to the knowledge of Lyte Optronics, threatened by the IRS or the U.S. Department of Labor or any other Governmental Body with respect to any Lyte Optronics Employee Plan. Neither Lyte Optronics nor any Affiliate of Lyte Optronics is subject to any penalty or tax with respect to any Lyte Optronics Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code. Each Lyte Optronics Employee Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) and subject to the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), has been maintained in all material respects in compliance with its terms and conditions and has complied in all material respects with the Code and ERISA, including the continuation coverage requirements of COBRA, and such plan is not subject to any damages, penalties, or excise taxes arising out of or in connection with COBRA. Neither Lyte Optronics nor any member of Lyte Optronics's Controlled Group is or could be liable for an excise tax under
Section 4980 B of the Code in connection with any employee plan maintained by a member of Lyte Optronics's Controlled Group.

               (f) Neither Lyte Optronics nor any of its Subsidiaries does now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any pension plan within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA or Section 412 of the Code. At no time has Lyte Optronics contributed to or been requested to contribute to any multiemployer plan as defined in Section 3(37) of ERISA.

               (g) No Lyte Optronics Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither Lyte Optronics nor any of its Subsidiaries has never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that such employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

               (h) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Lyte Optronics Employee Plan, employee agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee.

               (i) No payment or benefit which will or may be made by Lyte Optronics or its Affiliates with respect to any employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

        3.13 BANK ACCOUNTS AND RECEIVABLES; INVENTORIES. Section 3.13 of the Lyte Optronics Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Lyte Optronics or any of its Subsidiaries maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom. Section 3.13 of the Lyte Optronics Disclosure Schedule sets forth an accurate and complete breakdown and aging of all accounts receivable, notes receivable, and other receivables of Lyte Optronics and its Subsidiaries as of March 31, 1999. All existing accounts receivable of Lyte Optronics (including those accounts receivable reflected on the Lyte Optronics Financial Statements that have not yet been collected and those accounts receivable that have arisen since December 31, 1998 and have not yet been collected) represent valid obligations of customers of Lyte Optronics and its Subsidiaries arising from bona fide



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transactions entered into in the ordinary course of business. The amount carried for doubtful accounts and allowances in the Lyte Optronics Balance Sheet is sufficient to provide for any losses which may be sustained on realization of the accounts receivable shown in the Lyte Optronics Balance Sheet. The net inventories shown on the Lyte Optronics Balance Sheet consisted of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were acquired in the ordinary course of business and have been replenished in the ordinary course of business, consistent with past practices, since the date of the Lyte Optronics Balance Sheet. All such inventories are valued in accordance with GAAP, and adequate provision has been made or adequate reserves have been established on the books of Lyte Optronics for all slow-moving, obsolete or unusable inventories.

        3.14   CONTRACTS.

               (a) Section 3.14(a) of the Lyte Optronics Disclosure Schedule contains a list of each of the following Contracts to which Lyte Optronics or its Subsidiaries is a party or by which any of their respective assets or properties is bound:

                      (i) all Contracts or commitments relating to capital expenditures and involving future payments in excess of $25,000;

                      (ii) all Contracts or commitments relating to the future disposition or acquisition of assets or properties (other than inventory in the ordinary course of business consistent with past practice), including dispositions or acquisitions by merger, sale of stock or assets, or any other business combinations, in excess of $25,000, and all Contracts relating to any interest in any business enterprise;

                      (iii) all Contracts governing Indebtedness of Lyte Optronics or its Subsidiaries, including all mortgages, indentures, loans or credit agreements, security agreements or other Contracts or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (xv) hereof;

                      (iv) all purchase orders or Contracts for the purchase of raw materials or inventory other than purchases or sales of inventory in the ordinary course of business consistent with past practice, involving amounts in excess of $10,000 individually or of individual amounts less than $10,000 that collectively aggregate in excess of $25,000;

                      (v) all OEM, construction and manufacturing Contracts of amounts in excess of $10,000 individually or of individual amounts less than $10,000 that collectively aggregate in excess of $25,000;

                      (vi) all distribution (other than customer agreements entered into in the ordinary course of business consistent with past practice), joint marketing or development Contracts;

                      (vii) all Contracts pursuant to which Lyte Optronics or any of its Subsidiaries has granted or may grant in the future, to any party, a license or other interest in any



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

Lyte Optronics Intellectual Property (other than implied licenses included in the sale of inventory in the ordinary course of business consistent with past practice) or pursuant to which Lyte Optronics is granted any interest in any other Intellectual Property of any Third Party (other than Intellectual Property licensed to Lyte Optronics or its Subsidiaries under a third party license agreement that is generally available to the public at a cost less than $2,000);

                      (viii) all Contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than forty-five (45) days and without liability, penalty or premium;

                      (ix) all collective bargaining agreements;

                      (x) all Contracts or arrangements that contain any severance pay or postemployment Liabilities or obligations (other than pursuant to COBRA);

                      (xi) all Contracts providing bonus, deferred compensation, pension, profit sharing or retirement with an employee or individual consultant or salesperson (excluding "at will" employee relationships);

                      (xii) all Contracts or plans, including, without limitation, all stock option plans, stock appreciation rights plans or stock purchase plans, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                      (xiii) all fidelity or surety bonds or completion bonds;

                      (xiv) all leases of personal property having a value individually in excess of $25,000;

                      (xv) all Contracts of indemnification or guaranty;

                      (xvi) all Contracts or commitments containing any covenant limiting the freedom of Lyte Optronics or its Subsidiaries to engage in any line of business or to compete with any person anywhere in the world; and

                      (xvii) all other Contracts or commitments not included elsewhere that involve the payment by or to Lyte Optronics or any of its Subsidiaries of more than $50,000 and is not cancelable without penalty within forty-five (45) days after giving notice of termination or cancellation.

               (b) All such Contracts, agreements and instruments listed or required to be listed in the Lyte Optronics Disclosure Schedule pursuant to
Section 3.14 are valid, binding, in full force and effect, and enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of



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

debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               (c) Lyte Optronics has delivered to AXT accurate and complete copies of all Contracts, including all amendments thereto and any correspondence regarding any dispute with respect thereto, and including a written summary of all oral Contracts.

               (d) Neither Lyte Optronics nor any of its Subsidiaries has violated or breached, or committed any default under, any Contract, other than any violations, breaches or defaults that have been cured by Lyte Optronics and for which Lyte Optronics has no continuing Liability and for which no further remedies are due or available, and to Lyte Optronics's knowledge no other person has violated or breached, or committed any default under, any material term of any such Contract.

               (e) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Contract required to be included on the Disclosure Schedule pursuant to this
Section 3.14, (B) give any person the right to declare default or exercise any remedy under any Contract required to be included on the Disclosure Schedule pursuant to this Section 3.14, (C) give any person the right to accelerate the maturity or performance of any Contract required to be included on the Disclosure Schedule pursuant to this Section 3.14; or (D) give any person the right to cancel, terminate or modify any Contract required to be included on the Disclosure Schedule pursuant to this Section 3.14.

        3.15 SUBSTANTIAL DISTRIBUTORS AND CUSTOMERS. Section 3.15 of the Lyte Optronics Disclosure Schedule lists the top 10 distributors and/or customers of Lyte Optronics, by volume, for each of the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999.

        3.16 COMPLIANCE WITH LAW. Lyte Optronics and each of its Subsidiaries has complied in all material respects with, and is not in material violation of, and has not received any notices of violation with respect to, any foreign or U.S. federal, state or local statute, law or regulation, including the U.S. Foreign Corrupt Practices Act and all United States statutes, laws and regulations governing the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States. Lyte Optronics and its Subsidiaries have all Permits required for the conduct of their business as presently conducted. Each such Permit and other governmental authorizations held by Lyte Optronics and its Subsidiaries is valid, binding and in full force and effect, and Lyte Optronics and its Subsidiaries are not in default (or with the giving of notice or lapse of time or both, would be in default) under any such Permit.

        3.17   LABOR DIFFICULTIES; NO DISCRIMINATION.

               (a) Neither Lyte Optronics nor any of its Subsidiaries is engaged in any unfair labor practice or in violation of any applicable laws respecting employment and employment practices, health and safety, human rights, terms and conditions of employment, and wages and hours. Neither Lyte Optronics nor any of its Subsidiaries is liable for any arrears of



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

wages or any taxes or any penalty for failure to comply with any of the foregoing.

               (b) There is no unfair labor practice complaint against Lyte Optronics or any of its Subsidiaries pending or threatened before a labor relations board or in any jurisdiction in which Lyte Optronics or its Subsidiaries does business, and neither Lyte Optronics nor any of its Subsidiaries has experienced any strikes, work stoppage or other significant labor difficulties.

               (c) There is and has not been any claim made against Lyte Optronics or any of its Subsidiaries based on actual or alleged wrongful termination or on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortuous conduct, nor is there any basis for any such claim. No work stoppage or labor strike against Lyte Optronics is pending, threatened or reasonably anticipated. Lyte Optronics does not know of any activities or proceedings of any labor union to organize any employees of Lyte Optronics or its Subsidiaries. Neither Lyte Optronics nor any of its Subsidiaries is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by Lyte Optronics or any of its Subsidiaries.

               (d) To Lyte Optronics's knowledge, no employee of Lyte Optronics or its Subsidiaries (i) is in violation of any material term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Lyte Optronics or its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Lyte Optronics and its Subsidiaries or to the use of trade secrets or proprietary information of others and (ii) has given notice to Lyte Optronics or its Subsidiaries, nor is Lyte Optronics otherwise aware, that any employee, other than non-officer or director hourly employees, intends to terminate his or her employment with Lyte Optronics or and of its Subsidiaries.

        3.18 INSIDER TRANSACTIONS. No Affiliate of Lyte Optronics or any of its Subsidiaries has any interest in (i) any equipment or other property, real or personal, tangible or intangible, including, without limitation, any Lyte Optronics Intellectual Property, used in connection with or pertaining to the businesses of Lyte Optronics and its Subsidiaries, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of Lyte Optronics or its Subsidiaries; provided, however, that no such Affiliate or other Person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company whose stock or debt securities are traded on a recognized U.S. stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

        3.19 EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS. Section 3.19 of the Lyte Optronics Disclosure Schedule lists and describes all currently effective written and oral consulting, independent contractor and/or employment agreements and other Contracts concluded with individual employees, independent contractors or consultants to which Lyte

Optronics or any of its Subsidiaries is a party other than such agreements that involve less than $40,000 in total annual compensation and benefits and that are terminable upon no more than forty-five (45) days' notice. True and correct copies of all such written agreements have been provided to AXT or its Representatives. All salaries and wages paid by Lyte Optronics and its Subsidiaries are in compliance in all respects with applicable federal, state and local laws. Section 3.19 of the Lyte Optronics Disclosure Schedule lists the names of all persons employed by Lyte Optronics and its Subsidiaries as of May 17, 1999, as well as the salaries and other compensation arrangements (bonus, deferred compensation, etc.) and the accrued vacation time for each such person.

        3.20 INSURANCE. Lyte Optronics and its Subsidiaries maintain valid and enforceable insurance policies and fidelity bonds as listed on Section 3.20 of the Lyte Optronics Disclosure Schedule, covering the assets, business, equipment, properties, operations and employees of Lyte Optronics and its Subsidiaries, and there is no claim by Lyte Optronics or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Lyte Optronics and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds. Lyte Optronics has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        3.21 LITIGATION. There is no Legal Proceeding of any nature pending, or to Lyte Optronics's knowledge, threatened against Lyte Optronics or any of its Subsidiaries, their respective assets or properties or any of their respective officers or directors, in their respective capacities as such. To Lyte Optronics's knowledge there is no investigation pending or threatened against Lyte Optronics, any of its Subsidiaries, or their respective assets or properties or any of their respective officers or directors, in their capacity as such, before any Governmental Body. Section 3.21 of the Lyte Optronics Disclosure Schedule sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. There is no Order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Lyte Optronics or any of its Subsidiaries. No Governmental Body has at any time challenged or questioned the legal right of Lyte Optronics or any of its Subsidiaries to manufacture, offer or sell any of its products in the present manner or style thereof.

        3.22   COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS.

               (a) Lyte Optronics has obtained all Permits, licenses and other authorizations which are required under federal, state and local laws applicable to Lyte Optronics and its Subsidiaries and relating to pollution or protection of the environment, including Environmental Laws. Lyte Optronics is in compliance with all Environmental Laws, and with the terms and conditions of the required Permits, licenses and authorizations. Lyte Optronics is not aware of, nor has Lyte Optronics or any of its Subsidiaries received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Lyte Optronics or any of its Subsidiaries, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials.

               (b) No Environmental Activity has occurred in the business of Lyte Optronics or its Subsidiaries or on or in relation to any premises currently or formerly used by Lyte Optronics or any of its Subsidiaries which may require Lyte Optronics or any of its Subsidiaries to incur expenses or costs for the elimination, neutralization or amelioration of the results of the Environmental Activity or become liable for compensation to any third party, and no written notification of a Release of Hazardous Material has been filed by on or behalf of Lyte Optronics or any of its Subsidiaries, and no site, facility or related offsite disposal site is listed or is proposed for listing on the NPL, CERCLIS or any similar list of sites requiring investigation or clean-up under the laws of any other country. Neither Lyte Optronics nor any of its Subsidiaries has disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Material (collectively, "HAZARDOUS MATERIAL HANDLING") arranged for any Hazardous Material Handling, or exposed any employee or other individual to any Hazardous Material so as to give rise to any corrective, investigative, or remedial obligation under any Environmental Law.

               (c) Lyte Optronics and each of its Subsidiaries has held its respective assets, occupied its respective premises, operated its respective businesses and conducted all other activities in compliance with all Environmental Laws. Neither Lyte Optronics nor any of its Subsidiaries has received any notice of non-compliance with Environmental Laws from any person or governmental authority and Lyte Optronics does not know of any facts which could give rise to any such notice. Lyte Optronics and its Subsidiaries have performed or arranged Hazardous Material Handling in compliance with all Environmental Laws. Without limiting the generality of the preceding sentence, neither Lyte Optronics nor any of its subsidiaries has disposed of, labeled, packaged, transported, sold, recycled, discarded, or manufactured any product or component of a product containing a Hazardous Material (the "HAZARDOUS MATERIAL PRODUCT ACTIVITIES") in violation of any Environmental Laws where such violation would reasonably be expected to have a Material Adverse Effect.

               (d) Neither Lyte Optronics nor any of its Subsidiaries has treated, stored, disposed of, handled or Released any Hazardous Material or owned or operated any property or facility (and no such property or facility is Contaminated by any Hazardous Material) in any manner that has given or would give rise to any Liabilities or remedial obligations pursuant to any Environmental Law. Neither Lyte Optronics nor any of its Subsidiaries has any reason to believe that any Hazardous Material-related underground storage tanks, sumps, vaults, piping or other underground Hazardous Material-related equipment (collectively, "USTs"), are present at any property that Lyte Optronics or any of its Subsidiaries has at any time owned, operated, occupied, or leased, where the use, condition, or presence of such USTs would be reasonably likely to give rise to any corrective, investigative, or remedial obligation or any exposure to money damages under any Environmental Law. Neither Lyte Optronics nor any of its Subsidiaries is aware of the presence at any time of any Hazardous Material-related contamination at, in, on, beneath, or relating to any property that Lyte Optronics or its Subsidiaries has at any time owned, operated, occupied, or leased.

               (e) Lyte Optronics has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by any Environmental Laws. Section 3.22 of the Lyte Optronics Disclosure Schedule lists each environmental Permit and each Environmental Audit conducted with respect to Lyte Optronics or its premises while occupied by either of them. An "Environmental Audit" shall mean any evaluation, inspection, assessment, study or test performed at the request of or on behalf of a governmental authority, including but not limited to, a public liaison committee, as well as a formal written self-evaluation, whether or not required by Environmental Law.

               (f) AXT shall be entitled to conduct, and Lyte Optronics shall cooperate in and cause its Subsidiaries to cooperate in an environmental review to be conducted at AXT's request and expense (the "ENVIRONMENTAL REVIEW"). Should such Environmental Review include any invasive sampling, AXT and Lyte Optronics shall mutually agree the terms and conditions upon which such invasive sampling shall take place.

        3.23 CORPORATE DOCUMENTS. Lyte Optronics has furnished to AXT for its examination: (i) copies of its charter documents; (ii) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof and the minute books of each of its Subsidiaries; (iii) all Permits, Orders, and consents issued by any regulatory agency with respect to Lyte Optronics and its Subsidiaries, or any securities of Lyte Optronics and its Subsidiaries, and all applications for such Permits, Orders, and consents; and
(iv) the stock transfer books of Lyte Optronics and its Subsidiaries setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Lyte Optronics and its Subsidiaries are complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance in all material respects with the laws of the applicable jurisdiction.

        3.24 YEAR 2000 COMPLIANCE. For purposes hereof, the term "YEAR 2000 COMPLIANT" refers to a product that, both individually and in conjunction with all other systems or products with which such product is required or designed to interface, is (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved, (ii) able to store and output date information in a manner that is unambiguous as to century and (iii) able to respond to two-digit year input so as to accurately resolve any ambiguity as to century in a disclosed, defined, pre-determined manner that is practicable and efficient. The products designed and sold by Lyte Optronics do not contain or provide functionality that records, stores, processes, calculates, manipulates or outputs dates, or is dependent on or relates to dates or time periods. All internal computer systems that are material to the business, finances or operations of Lyte Optronics and its Subsidiaries are, both individually and in conjunction with all other internal systems or products with which they are required or designed to interface, Year 2000 Compliant. To its knowledge, neither Lyte Optronics nor any of its Subsidiaries is using the services of any third party whose systems are not Year 2000 Compliant where such circumstance might reasonably be expected to have a material adverse effect on Lyte Optronics's business, financial condition or results of operation.

        3.25 STOCKHOLDER VOTING. Holders of such number of shares of the issued and outstanding shares of Lyte Optronics Class A Common Stock and Lyte Optronics Series A Convertible Preferred Stock, voting together as a class, and of the Lyte Optronics Class B Common Stock voting separately as a class, have agreed in writing to vote for approval of the Merger and the actions contemplated thereby such that less than 5% of the outstanding shares of each such Class or Series shall have exercised, or shall have a continuing right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

        3.26 NO BROKERS. Neither Lyte Optronics, any of its Subsidiaries, nor any shareholder, officer or director of Lyte Optronics or any of its Subsidiaries is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby other than M. Kane & Company. Section 3.26 of the Lyte Optronics Disclosure Schedule sets forth Lyte Optronics's current reasonable estimate of all Payable Third Party Expenses expected to be incurred by Lyte Optronics in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

        3.27 PRODUCT WARRANTY. No products heretofore sold by Lyte Optronics or its Subsidiaries are now subject to any guarantee or warranty other than Lyte Optronics's standard terms and conditions of sale, a copy of which has previously been made available to AXT. The amount of the warranty reserve carried in the Lyte Optronics Balance Sheet is sufficient to provide for replacement of any product designed, manufactured, merchandised, serviced, distributed or sold by Lyte Optronics or any of its Subsidiaries, or other damages in connection with such sales or deliveries, at any time prior to the Effective Time.

        3.28 NO INTERFERENCE OR CONFLICT. To Lyte Optronics's knowledge, no shareholder, officer, employee or consultant of Lyte Optronics or its Subsidiaries is obligated under any contract or agreement, or subject to any Order of any court or administrative agency that would interfere with such person's efforts to promote the interests of Lyte Optronics or that would interfere with Lyte Optronics's or its Subsidiaries' business. Neither the execution nor delivery of this Agreement, nor the carrying on of Lyte Optronics's or its Subsidiaries' business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of Lyte Optronics's business as presently conducted or currently proposed to be conducted, will, to the knowledge of Lyte Optronics, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

               3.29 POOLING OF INTERESTS. Lyte Optronics is poolable, and based on consultation with its independent accountants, neither Lyte Optronics nor any of its directors, officers or shareholders has taken any action which would interfere with AXT's ability to account for the Merger as a pooling of interests.

               3.30 CHINA APPROVALS. No approvals of any local, municipal or central governmental agency or other Governmental Body of the People's Republic of China is required in order to execute and deliver this Agreement and the other Transaction Documents and to consummate the Merger and the transactions contemplated hereunder.

               3.31 ACCURACY OF INFORMATION IN INFORMATION STATEMENT OR PROXY STATEMENT. The information (excluding any information about AXT or the Merger therein furnished by AXT) furnished by Lyte Optronics to the Lyte Optronics Stockholders in connection with the solicitation of shareholder consent or proxies for the approval and adoption of this Agreement and the approval and adoption of the Merger shall not, on the date the Information or Proxy Statement is first mailed to the Lyte Optronics Stockholders, on any date subsequent thereto and prior to the Effective Time or at the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consent or proxies which has become false or misleading.

               3.32 ACCURACY OF DOCUMENTS AND INFORMATION. The written information set forth in, and the copies delivered to AXT of all instruments, Contracts and other documents required to be delivered pursuant to the terms of, this Agreement or the schedules or exhibits to this Agreement, are complete and correct. No representations or warranties made by Lyte Optronics in this Agreement, the Lyte Optronics Disclosure Schedule, nor any financial statement, certificate, schedule or exhibit furnished directly to AXT pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading. There is no fact which materially and adversely affects Lyte Optronics known to Lyte Optronics which has not been expressly and fully set forth in this Agreement or the schedules and exhibits hereto.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF LYTE OPTRONICS
                             PRINCIPAL STOCKHOLDERS

        Except as otherwise disclosed in the Lyte Optronics Disclosure Schedule referring specifically (referencing the appropriate schedule or section number) to representations, warranties or covenants in this Agreement, each Lyte Optronics Principal Stockholder, as to itself, himself or herself, represents and warrants to AXT as follows:

               4.1 BENEFICIAL OWNER. Such Lyte Optronics Principal Stockholder is the beneficial owner of that number and class and series of shares of Lyte Optronics Capital Stock set forth on the signature page hereto and, except as otherwise set forth on the signature page hereto (i) has held such Lyte Optronics Capital Stock at all times since the date set forth on such signature page and (ii) did not acquire any Lyte Optronics Capital Stock in contemplation of the Merger. The Lyte Optronics Capital Stock constitutes the Lyte Optronics Principal Stockholder's entire interest in the outstanding capital stock of Lyte Optronics. No other person or entity not a signatory of this Agreement has a beneficial interest in or a right to acquire such Lyte Optronics Capital Stock or any portion thereof (except for any rights of any person under applicable community property laws, and except with respect to shareholders which are partnerships or partners of such shareholders). All of such shares of Lyte Optronics Capital Stock are and will be, at all times until the Closing, free and clear of any liens, claims, options, charges or other encumbrances. The Lyte Optronics Principal Stockholder's principal place of residence or place of business is set forth on the signature page hereto.

               4.2 NO TRANSFER. The Lyte Optronics Principal Stockholder will not transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Lyte Optronics Capital Stock or any New Securities (as defined below), or make any offer or agreement relating thereto, at any time prior to the Closing.

               4.3 NEW SECURITIES. The Lyte Optronics Principal Stockholder agrees that any shares in the capital of Lyte Optronics that the Lyte Optronics Principal Stockholder purchases or with respect to which the Lyte Optronics Principal Stockholder otherwise acquired beneficial ownership after the date of this Agreement and prior to the Closing (the "New Securities") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Lyte Optronics Capital Stock.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF AXT AND SUB

        AXT represents and warrants to Lyte Optronics as set forth below:

               5.1 ORGANIZATION. AXT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of AXT and Sub and has the corporate power and authority to own its properties and to carry on its business as it is now being conducted and as it is proposed to be conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary.

               5.2 POWER, AUTHORITY AND VALIDITY. AXT and Sub have all requisite corporate power and authority to enter into this Agreement and other Transaction Documents to which they are a party and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of AXT and Sub. This Agreement has been duly executed and delivered by AXT and Sub and constitutes the valid and binding obligation of AXT and Sub, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by AXT and Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not constitute a Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of AXT or Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, Permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation applicable to AXT or Sub or their respective properties or assets, except for any Conflict which could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, assets (including intangible assets), Liabilities or prospects of AXT. No consent, waiver, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Body or any Third Party (so as not to trigger any Conflict) is required by or with respect to AXT or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Nevada Merger Agreement with the Nevada Secretary of State, and the Delaware Certificate of Merger with the Delaware Secretary of State, and (ii) such consents, waivers, approvals, Orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 5.2 to this Agreement, and (iv) where the failure to obtain or make any such consent, waiver, approval, Order, authorization, registration, declaration or filing could not reasonably be expected to have a Material Adverse Effect.

        5.3 CAPITAL STRUCTURE. The authorized stock of AXT consists of 40,000,000 shares of Common Stock, of which 16,257,027 shares were issued and outstanding as of April 12, 1999, and 2,000,000 shares of Preferred Stock none of which were issued and outstanding. At the close of business on April 12, 1999, 1,530,604 shares of AXT Common Stock were subject to issuance upon the exercise of outstanding stock options. All of the outstanding shares of AXT Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, all of which, as of the date hereof, are issued and outstanding and are held by AXT. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or Encumbrances other than any liens or Encumbrances created by or imposed upon the holders thereof. The shares of AXT Common Stock and AXT Preferred Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights.

        5.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. AXT has made available to Lyte Optronics a true and complete copy of each statement, report, registration statement, definitive proxy statement and other filings filed with the SEC under the Exchange Act by AXT since May 20, 1998 (collectively, the "AXT SEC DOCUMENTS"). As of their respective filing dates, the AXT SEC Documents complied in all material respects with the requirements of the

Exchange Act and the Securities Act, as the case may be, and none of the AXT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed AXT SEC Document prior to the date hereof. AXT has filed all AXT SEC Documents required to be filed under the Securities Act or the Exchange Act, as the case may be. The financial statements of AXT, including the notes thereto, included in the AXT SEC Documents (the "AXT FINANCIAL STATEMENTS") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The AXT Financial Statements fairly present the consolidated financial condition and operating results of AXT and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in AXT accounting policies except as described in the notes to the AXT Financial Statements.

        5.5 LITIGATION. There is no Legal Proceeding pending, or as to which AXT has received any notice of assertion against AXT, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

        5.6 ACCURACY OF DOCUMENTS AND INFORMATION. No representations or warranties made by AXT or Sub in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to Lyte Optronics pursuant to this Agreement, taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

                                   ARTICLE VI

                           COVENANTS OF LYTE OPTRONICS

        6.1 ADVICE OF CHANGES. Lyte Optronics will promptly advise AXT in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Lyte Optronics or the Lyte Optronics Principal Stockholders contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any Material Adverse Affect on Lyte Optronics's assets, properties, business, or financial condition, taken as a whole.

        6.2 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Lyte Optronics agrees as to itself and its Subsidiaries, to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to availability of funds and to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Lyte Optronics shall promptly after becoming aware thereof notify AXT of any events or occurrences not in the ordinary course of business of Lyte Optronics that would, individually or in the aggregate, result in a breach of any representation, warranty, covenant or agreement of Lyte Optronics set forth in this Agreement which would cause any of the conditions to AXT's obligations to effect the Merger to not be satisfied. Except as expressly contemplated by this Agreement or as set forth in the Lyte Optronics Disclosure Schedule, Lyte Optronics shall not (and shall not permit any of its Subsidiaries to) without the prior written consent of AXT, such consent not to be unreasonably withheld:

               (a) incur or prepay any Indebtedness for borrowed money or guarantee any such Indebtedness or issue or sell any debt securities of Lyte Optronics or any of its Subsidiaries or purchase or guarantee any debt securities of others or amend the terms of any outstanding loan agreement;

               (b) incur or prepay any Liability in excess of $50,000 other than in connection with the performance or consummation of this Agreement and other than purchases and sales of inventory in the ordinary course of business consistent with past practice;

               (c) place or create any Encumbrances, other than Permitted Encumbrances, on any of its assets or properties in excess of $10,000;

               (d) sell, lease, license or otherwise dispose of any of its properties or assets, except inventory in the regular and ordinary course of business in an amount in excess of $10,000 individually or of amounts that are individually less than $10,000 but collectively are in excess of $25,000;

               (e) acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other means, any business or any corporation, partnership, or other business organization or division, or otherwise enter into any lease or Contract for the purchase or sale of any property, real or personal, or acquire or agree to acquire any amount of assets in excess of $10,000 individually or that are less than $10,000 individually but collectively in excess of $25,000 (other than purchases or sales of inventory in the ordinary course of business consistent with past practice);

               (f) fail to use reasonable efforts to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

               (g) cancel, materially amend or renew any insurance policy;

               (h) pay or authorize any bonus, increased salary (other than increases to employees other than officers or directors in an aggregate amount that is less than 2% of the total payroll of all such employees, excluding officers and directors), or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses outside of normal pay periods and amounts, adopt or amend any employee benefit plan, program, policy or arrangement (including without limitation any amendment which accelerates vesting under any such employee benefit plan, program, policy or arrangement), or enter into any employment contract, extend any employment offer (other than employment of hourly employees at a salary and benefits of not more than $40,000 per year), pay or agree to pay any special bonus or special remuneration to any director, officer or consultant;

               (i) grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof (which such agreements are disclosed on Section 6.2(i) of the Lyte Optronics Disclosure Schedule);

               (j) adopt or change any accounting methods;

               (k) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

               (l) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of Lyte Optronics Capital Stock, or split, combine or reclassify any of Lyte Optronics Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Lyte Optronics Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly any of its capital stock (or options, warrants, or other rights exercisable therefor), other than the repurchase of 137,116 shares of Class A Common Stock from Pacific Mezzanine;

               (m) take any action, including acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of Lyte Optronics Capital Stock, which would be reasonably likely to interfere with AXT's ability to account for the Merger as a pooling of interests or any other action that could jeopardize the treatment of the Merger as a tax-free reorganization hereunder;

               (n) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Lyte Optronics Disclosure Schedule other than immaterial amendments or modifications in the ordinary course of business consistent with past practice;

               (o) enter into or amend, modify or terminate any strategic alliance, joint development or joint marketing arrangement or agreement, other than customer agreements in the ordinary course of business consistent with past practice;

               (p) enter into or amend, modify or terminate any supply, customer, OEM, distribution, marketing, manufacturing or similar Contract other than purchases or sales of inventory or supplies in the ordinary course of business consistent with past practice;

               (q) (i) sell, license or transfer to any person or entity or otherwise extend, amend or modify any rights to any Lyte Optronics Intellectual Property or enter into any agreement with respect to the Lyte Optronics Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, (ii) other than Intellectual Property rights acquired under "shrink-wrap" and similar widely available commercial end-user licenses (in each case which is not included in Lyte Optronics's products or technology including products and technology currently available or under development), buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, or (iv) change pricing or royalties charged by or to Lyte Optronics for its Intellectual Property (other than sales of inventory in the ordinary course of business consistent with past practice), or the pricing or royalties set or charged by persons who have licensed Intellectual Property to Lyte Optronics;

               (r) waive or commit to waive any rights with a value in excess of $25,000, in any one case, or $50,000 in the aggregate;

               (s) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, any shares of Lyte Optronics Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than pursuant to the exercise or conversion of Lyte Optronics Options or Lyte Optronics Warrants outstanding on the date of this Agreement;

               (t) amend its Articles of Incorporation or Bylaws;

               (u) initiate or settle any litigation or arbitration proceeding that involves amounts in excess of $25,000;

               (v) make or change any election, change any annual accounting period, file any Tax Return or amended Tax Return (other than any immaterial Tax Returns filed in the ordinary course), enter into any closing agreement, settle any tax claim or assessment relating to Lyte Optronics, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to Lyte Optronics, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of Lyte Optronics or any of its Subsidiaries or AXT; or

               (w) agree to do any of the things described in the preceding clauses of this Section 6.2 or any other action that would prevent Lyte Optronics from performing or cause Lyte Optronics not to perform its covenants hereunder.

        6.3 NO SOLICITATION. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, Lyte Optronics will not, directly or indirectly, through any officer, director, employee, Subsidiary, Affiliate or agent of Lyte Optronics, or otherwise, take any action to solicit, initiate, seek, entertain, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any third party regarding or possibly leading to, any acquisition of Lyte Optronics or any of its Subsidiaries, any merger or consolidation with or involving Lyte Optronics or any of its Subsidiaries, any tender or exchange offer, or other business combination or change in control or similar transaction, or any acquisition of any material portion of the stock (including all vested and unvested capital stock, and all stock outstanding on the date hereof or issued at any time hereafter), properties or assets of Lyte Optronics or any of its Subsidiaries and Lyte Optronics shall engage in no such negotiations or discussions and shall furnish no non-public or Confidential Information concerning, or enter into no such agreement with any person other than AXT providing for the acquisition of Lyte Optronics or any of its Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), or make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Lyte Optronics or any of its Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets, recapitalization, combination or otherwise), any material portion of its capital stock (including all vested and unvested capital stock, and all stock outstanding on the date hereof or issued at any time hereafter), properties or assets or any equity interest in Lyte Optronics by any person other than by AXT. Lyte Optronics shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. Lyte Optronics will notify AXT immediately after receipt by Lyte Optronics at any time through the Expiration Date (or any of its officers, directors, employees, affiliates or agents) of any unsolicited proposal for, or inquiry respecting, any third party acquisition transaction involving Lyte Optronics or any request for nonpublic information in connection with such proposal or inquiry, or for access to the properties, books or records of Lyte Optronics by any person, or entity that informs Lyte Optronics that it is considering making, or has made, such a proposal or inquiry. Except as contemplated by this Agreement, the disclosure by Lyte Optronics of the terms of this Agreement (other than the prohibition of this section) to persons, other than its Stockholders, lawyers, accountants and financial advisors, and any third party from whom consent is required to consummate the Merger, shall be deemed to be a violation of this Section 6.3.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

        7.1 ACCESS TO INFORMATION. Until the Closing and subject to the confidentiality and nonuse provisions hereof, Lyte Optronics shall allow AXT and its Representatives free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Lyte Optronics shall cause its accountants to cooperate with AXT and its Representatives in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty made by Lyte Optronics herein or the conditions to the parties to consummate the Merger herein.

        7.2 REGULATORY APPROVALS. Prior to the Closing, Lyte Optronics shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which AXT may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement Lyte Optronics shall use its best efforts to obtain all such authorizations, approvals and consents.

        7.3    REGISTRATION OF SHARES.

               (a) The parties hereto acknowledge and agree that the shares of AXT Common Stock and AXT Preferred Stock issuable to the shareholders of Lyte Optronics pursuant to Section 2.7 hereof, shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for shares of AXT Common Stock and AXT Preferred Stock (and any Common Stock issuable upon conversion of the AXT Preferred Stock) to be issued in the Merger shall bear legends identifying such shares as privately placed and subject to restrictions under the Securities Act, complying with applicable state securities laws and, if applicable, noticing the restrictions on transfer pursuant to the Affiliate Agreement (as defined in Section 7.13). It is acknowledged and understood that AXT is relying upon certain written representations made by each shareholder of Lyte Optronics.

               (b) Lyte Optronics shall use all reasonable efforts to arrange for each shareholder of Lyte Optronics resident in the United States to execute and deliver to AXT a Stockholder's Questionnaire in the form attached hereto as Exhibit E (the "STOCKHOLDER'S QUESTIONNAIRE").

               (c) AXT shall grant to the Lyte Optronics Stockholders registration rights relating to the shares of AXT Common Stock received in the Merger pursuant to Section 2.7 hereof as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit F.

               (d) At the request of AXT, Lyte Optronics shall use its best efforts to cause the Lyte Optronics Stockholders to execute and deliver to AXT such instruments and do and perform such acts and things as may be necessary or desirable to comply with all applicable securities laws and state corporate law.

        7.4 STOCKHOLDER CONSENT. As promptly as practical after the execution of this Agreement, Lyte Optronics shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by Nevada Law and the Articles of Incorporation and Bylaws of Lyte Optronics. Lyte Optronics shall use its best efforts to obtain the consent of its shareholders to approve the Merger and this Agreement. In connection with such shareholder approval and as soon as practicable after the execution of this Agreement, Lyte Optronics shall prepare, with the cooperation of AXT, a Proxy or Information Statement for purposes of soliciting such approval of the shareholders. The Proxy or Information Statement shall also constitute a disclosure document for the offer and sale of the shares of AXT Common Stock and AXT Preferred Stock to be received by the holders of Lyte Optronics Capital Stock in the Merger. Each of AXT and Lyte Optronics agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy or Information Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy or Information Statement. Each of the parties hereto will promptly advise the other parties in writing if at any time prior to the Effective Time either Lyte Optronics or AXT shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy or Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Proxy or Information Statement shall contain the recommendation of the Board of Directors of Lyte Optronics that the Lyte Optronics Stockholders approve the Merger and this Agreement and the transactions contemplated hereby and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Lyte Optronics. Anything to the contrary herein notwithstanding, Lyte Optronics shall not include in the Proxy or Information Statement any information with respect to AXT or its Affiliates that has not been approved by AXT prior to such inclusion.

        7.5 CONSENTS. Lyte Optronics and AXT shall each use its commercially reasonable efforts to obtain all consents, waivers and approvals of parties to any Contracts as may be required in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time so as to preserve all rights of and benefits to Lyte Optronics and AXT thereunder.

        7.6 EXPENSES. If the Merger is not consummated, so long as Lyte Optronics has negotiated in good faith, all Third Party fees and expenses, including, without limitation, all legal and accounting fees and expenses, up to the amount of seventy-five thousand dollars ($75,000) incurred by Lyte Optronics in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be paid by AXT and any expenses in excess of such amount shall be deemed to be expenses of Lyte Optronics, and shall be borne by the Lyte Optronics Stockholders. If the Merger is consummated, AXT shall pay the following expenses: (a) up to the sum of one hundred ninety-five thousand dollars ($195,000) incurred by Lyte Optronics and payable to Guth Rothman & Christopher, LLP ("GRC"), and M. Kane & Co. ("KANE") for services not related to the transactions contemplated by this Agreement (the "GRC and Kane Payables"), and (b) up to the sum of three hundred thousand dollars (300,000) in expenses incurred by Lyte Optronics and payable to (i) GRC and for services rendered in connection with the transactions contemplated by this Agreement (the "GRC DEAL EXPENSES") and (ii) Arthur Andersen, whether or not incurred in connection with this Agreement (collectively with the GRC Deal Expenses the "DEAL EXPENSES") ( and collectively at such limit, such GRC and Kane Payables and Deal Expenses are "PAYABLE THIRD PARTY EXPENSES"); provided, however, that the Deal Expenses shall include, and be reduced for, any amounts previously paid by Lyte Optronics to Arthur Andersen between March 1, 1999 and the Closing Date and any amounts previously paid by Lyte Optronics to GRC and Kane between May 18, 1999 and the Closing Date. Any amounts payable to GRC, Kane (other than the Kane Fees and Expenses) or Arthur Andersen in excess of the Payable Third Party Expenses (the "EXCESS FEES") shall be be the responsibility of the Lyte Optronics Stockholders and not the obligations of Lyte Optronics, AXT, or the Surviving Corporation. AXT shall pay the amount of such Excess Fees at Closing, and reduce the number of shares representing the Aggregate Common Share Number and Aggregate Preferred Number by increasing the Common Portion of the Deducted Shares and the Preferred Portion of the Deducted Shares as follows: (a) 93.6% of such Excess Fees shall be divided by $24.30, and the quotient obtained shall equal the number of shares constituting the Common Portion of the Deducted Excess Fee Shares ("COMMON PORTION OF THE DEDUCTED EXCESS FEE SHARES"), and (b) 6.4% of such Excess Fees shall be divided by $4.00, and the quotient obtained shall equal the number of shares constituting the Preferred Portion of the Deducted Excess Fee Shares ("PREFERRED PORTION OF THE DEDUCTED EXCESS FEE SHARES"). The Kane Expenses shall be paid by AXT at the Closing, and shall reduce the Aggregate AXT Preferred Number and the Aggregate AXT Common Share Number by the Kane Portion of the Deducted Preferred Shares and the Kane Portion of the Deducted Common Shares, respectively. All third party expenses incurred by AXT or Sub in connection with the negotiation and consummation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be paid by AXT. Whether or not the Merger is consummated, AXT agrees to pay the reasonable costs, fees and expenses of the Purchaser Representative described in
Section 8.3(f).

        7.7 REGULATORY APPROVALS. Prior to the Closing, AXT and Sub shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, which may be reasonably required, or which Lyte Optronics may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Such Persons and entities shall use their best efforts to obtain all such authorizations, approvals and consents

        7.8 LISTING OF ADDITIONAL SHARES. AXT shall file with the NASDAQ National Market a Notification Form for Listing of Additional Shares with respect to the shares of AXT Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger.

        7.9    CONFIDENTIALITY.

               (a) Each party acknowledges that in the course of the performance of this Agreement, it may obtain confidential or proprietary information of the other party. Such confidential or proprietary information may include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics,



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

designs, contracts, customer lists, financial information, sales and marketing plans and business and product information ("CONFIDENTIAL INFORMATION"). The party receiving such Confidential Information ("RECEIVING PARTY") shall, at all times, both during the term of this Agreement and thereafter, hold, and cause its Affiliates and Representatives to hold, in strict confidence all such Confidential Information furnished by or on behalf of each other party in connection with this Agreement or the transactions contemplated hereby, except to the extent that such Confidential Information can be shown by the Receiving Party to have been:

                      (i) previously known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

                      (ii) in the public domain (either prior to or after the furnishing of such Confidential Information hereunder);

                      (iii) later acquired by the Receiving Party from another source if the Receiving Party is not aware that such source is under an obligation to keep such Confidential Information confidential; or

                      (iv) compelled to be disclosed by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby), or by other requirements of law, or in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the other party in obtaining a protective order prior to such disclosure.

               (b) The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Confidential Information furnished by or on behalf of any other party, and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information to any person or entity other than its officers, employees, and Representatives who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements which protects such Confidential Information. The Receiving Party shall promptly give notice to the party on whose behalf such Confidential Information was disclosed or delivered of any unauthorized use or disclosure. The Receiving Party agrees to assist the party on whose behalf such Confidential Information was disclosed or delivered to remedy any such unauthorized use or disclosure of its Confidential Information, which remedies shall include injunctive relief without the necessity of posting a bond or proving damages.

               (c) Following the closing, the restrictions in this Section 7.9 shall not apply to use by AXT or Sub or their Affiliates of Confidential Information concerning Lyte Optronics or its Subsidiaries. In the event the transactions contemplated hereby are not consummated, upon the request of a furnishing party, each Receiving Party shall, and shall cause its Representatives and Affiliates, to promptly redeliver or cause to be redelivered all copies of Confidential Information furnished by or on behalf of such furnishing party in connection with this Agreement or any of the transactions contemplated hereby, and to destroy or cause to be



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

destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the Receiving Party.

        7.10 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to AXT, by the rules and regulations of The NASDAQ Stock Market, Inc. prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by AXT and Lyte Optronics prior to release, provided that such approval shall not be unreasonably withheld or delayed.

        7.11 VOTING AGREEMENTS AND IRREVOCABLE PROXIES. Lyte Optronics shall use its best efforts, on behalf of AXT and pursuant to the request of AXT, to cause holders of the shares of Lyte Optronics Capital Stock listed on Schedule 7.11 hereof to execute and deliver to AXT a Voting Agreement and Irrevocable Proxy substantially in the form of Exhibit C attached hereto concurrently with the execution of this Agreement, agreeing, among other things, to vote in favor of the Merger.

        7.12 AFFILIATE AGREEMENTS. Schedule 7.12 sets forth those persons who, in Lyte Optronics's reasonable judgment, are or may be "Affiliates" of Lyte Optronics within the meaning of Rule 145 promulgated under the Securities Act ("RULE 145"). Lyte Optronics shall provide AXT such information and documents as AXT shall reasonably request for purposes of reviewing such list. Each of AXT and Lyte Optronics has delivered or shall cause to be delivered to AXT, concurrently with the execution of this Agreement, from each of their respective Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit G (for Affiliates of Lyte Optronics) or Exhibit H (for Affiliates of
AXT). AXT shall be entitled to place appropriate legends on the certificates evidencing any AXT Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for AXT Common Stock, consistent with the terms of such Affiliate Agreements.

        7.13 NON-COMPETITION AGREEMENTS. Lyte Optronics shall use reasonable efforts to cause to be delivered to AXT an executed Non-Competition Agreement in substantially the form attached hereto as Exhibit D concurrently with the execution of this Agreement from each of the persons listed on Schedule 7.13.

        7.14 REPRESENTATIONS AND WARRANTIES. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated hereby. Lyte Optronics shall give prompt notice to AXT, and AXT shall give prompt notice to Lyte Optronics, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Lyte Optronics or AXT, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of Lyte Optronics or AXT, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.14 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        7.15 BENEFIT PLANS. Subject to compliance with pooling-of-interest accounting treatment of the Merger, as soon as practicable after the Effective Time, AXT shall take such reasonable actions as are necessary to allow eligible employees of Lyte Optronics and its Subsidiaries to participate in the benefit programs of AXT available to employees of AXT having similar positions and levels of responsibility on the terms and conditions provided in such plans and giving credit to such employees for their term of service with Lyte Optronics and its Subsidiaries.

        7.16 POOLING ACCOUNTING. Each of the parties hereto shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of the parties hereto shall use its best efforts to cause its respective employees, directors, shareholders and Affiliates not to take any action that would adversely affect the ability of AXT to account for the business combination to be effected by the Merger as a pooling of interests.

        7.17 LYTE OPTRONICS FINANCIAL STATEMENTS. Lyte Optronics shall cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by AXT to comply with applicable SEC regulations, (ii) the review of Lyte Optronics's audit work papers for up to the past three years, including interim periods and access for review or examination of selected interim financial statements and data, and (iii) the delivery of such representations from Lyte Optronics's independent accountants as may be reasonably requested by AXT or its accountants in order for AXT's accountants to assess their concurrence with AXT management's conclusions called for by Section 8.3(j) hereof.

        7.18 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        7.19 TAX-FREE REORGANIZATION. Each party shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of
Section 368(a) of the Code.

        7.20 FIRPTA AND OTHER COMPLIANCE. On or prior to the Closing Date, Lyte Optronics shall deliver to AXT a properly executed statement in a form reasonably acceptable to AXT for purposes of satisfying AXT's obligations under Treasury Regulation Section 1.1445-2(c)(3), and a statement meeting the requirements of Treasury Regulation Section 1.897-2(h)(2) stating that interests in Lyte Optronics are not United States real property interests.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

        8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) STOCKHOLDER APPROVAL. The Agreement and the Merger shall have been approved and adopted by the stockholders of Lyte Optronics by the requisite vote under applicable law and Lyte Optronics's Articles of Incorporation.

               (b) GOVERNMENT CONSENTS. There shall have been obtained at or prior to the date of Closing such Permits, consents or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws.

               (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary injunction or other Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

               (d) NASDAQ LISTING. The shares of AXT Common Stock issuable to Lyte Optronics Stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on The NASDAQ National Market upon official notice of issuance.

        8.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF LYTE OPTRONICS. The obligations of Lyte Optronics to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Lyte Optronics:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of AXT and Sub contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a statement of materiality, which representations and warranties shall be true and correct in all respects), except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), on and as of the Closing Date with the same force and effect as if they had been made at the Closing and Lyte Optronics shall receive a certificate to such effect signed by a duly authorized officer of AXT.

               (b) AGREEMENTS AND COVENANTS. AXT and Sub shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Lyte Optronics shall have received a certificate to such effect signed by a duly authorized officer of

AXT.

               (c) LEGAL OPINION. Lyte Optronics shall have received a legal opinion from Gray Cary Ware & Freidenrich, counsel to AXT, in substantially the form attached hereto as Exhibit I.

               (d) AUTHORIZATIONS. Lyte Optronics shall have received from AXT and Sub written evidence that the execution, delivery and performance of AXT's and Sub's obligations under this Agreement and the Agreement of Merger have been duly and validly approved and authorized by the Board of Directors of AXT and Sub, respectively, and the shareholder of Sub.

               (e) REGISTRATION RIGHTS AGREEMENT. AXT and the Stockholder Representative (as defined in Section 10.6) on behalf of the Lyte Optronics Stockholders shall have entered into a Registration Rights Agreement in the form attached hereto as Exhibit F.

        8.3 ADDITIONAL CONDITIONS TO AXT AND SUB'S OBLIGATIONS. The obligations of AXT and Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by AXT:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES AT CLOSING. The representations and warranties of Lyte Optronics contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a statement of materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date (without regard to any updates to the Lyte Optronics Disclosure Schedules, unless otherwise agreed by AXT), except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if they had been made on the Closing Date and AXT shall receive a certificate to such effect signed by the chief executive officer and chief financial officer of Lyte Optronics.

               (b) AGREEMENTS AND COVENANTS. Lyte Optronics shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and AXT shall have received a certificate to such effect signed by a duly authorized officer of Lyte Optronics.

               (c) LEGAL OPINION. AXT shall have received a legal opinion from Guth, Rothman & Christopher, LLP, counsel to Lyte Optronics, in substantially the form attached hereto as Exhibit J-1 and from Nevada counsel to Lyte Optronics in substantially the form attached hereto as Exhibit J-2.

               (d) AFFILIATE AGREEMENTS. Lyte Optronics shall have delivered to AXT an executed Affiliate Agreement in substantially the form attached hereto as Exhibit G, executed by each of the Affiliates of Lyte Optronics, which such Affiliate Agreement shall be in



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

full force and effect.

               (e) PURCHASER REPRESENTATIVE. A Purchaser Representative, as defined in Regulation D under the Securities Act, reasonably satisfactory to AXT, shall be made available to represent each of the shareholders of Lyte Optronics who are not "accredited" as defined in Regulation D, and such Purchaser Representative shall have executed documentation reasonably satisfactory to AXT to reflect such appointment.

               (f) NON-COMPETITION AGREEMENTS. Each of the persons listed on
Schedule 7.13 shall have executed and delivered to AXT a Non-Competition Agreement in the form attached hereto as Exhibit D, and such Non-Competition Agreements shall not have been terminated or repudiated.

               (g) NO DISSENTERS' RIGHTS. AXT shall have received from Lyte Optronics written evidence that (i) the execution, delivery and performance of this Agreement and the Agreement of Merger have been duly and validly approved and authorized by its Board of Directors and (ii) holders of (a) the Lyte Optronics Class A Common Stock and Lyte Optronics Series A Preferred Stock voting together as a separate class, (b) the Lyte Optronics Class B Common Stock voting as a separate class, and (c) the Lyte Optronics Series B 5% Preferred Stock voting together as a separate series, have approved this Agreement, the Merger and the transactions contemplated hereby and thereby such that holders of not more than 5% of the outstanding shares of Lyte Optronics Capital Stock shall have exercised, or shall have a continuing right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

               (h) NO ADVERSE CHANGE. There shall not have occurred any adverse change in the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of Lyte Optronics since the date of this Agreement having a Material Adverse Effect.

               (i) EMPLOYMENT WITH AXT. AXT shall be reasonably satisfied that sufficient employees of Lyte Optronics offered employment by AXT have accepted or will accept employment with the Surviving Corporation to avoid a Material Adverse Effect on the business, financial condition or operations of Lyte Optronics.

               (j) POOLING LETTERS. AXT shall have receive a letter from PricewaterhouseCoopers LLP regarding such firm's concurrence with AXT management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 ("APB16"), if consummated in accordance with this Agreement. In addition, immediately prior to the execution and delivery of this Agreement, Lyte Optronics's accountants shall have provided and immediately prior to the Closing Lyte Optronics's accountants shall provide, a letter, reasonably satisfactory in form and substance to AXT, regarding such firm's concurrence with Lyte Optronics's management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under APB16 if consummated in accordance with this Agreement.

               (k) AUDITED FINANCIAL STATEMENTS. Lyte Optronics shall have delivered to AXT its audited consolidated balance sheet and consolidated statements of income, shareholder's equity and changes in financial condition for the fiscal year ended December 31, 1998 (which, together with all Lyte Optronics Financial Statements delivered pursuant to Section 3.4 above, shall be deemed to be the "LYTE OPTRONICS FINANCIAL STATEMENTS". The audited Lyte Optronics Financial Statements at and for the fiscal year ended December 31, 1998 shall be consistent with, and show no adverse changes to, the unaudited consolidated balance sheet and consolidated statements of income, shareholders' equity and changes in financial position for the period ended December 31, 1998 delivered by Lyte Optronics pursuant to Section 3.4(a) above.

               (l) RESIGNATION OF DIRECTORS. The directors of Lyte Optronics in office immediately prior to the Effective Time shall have resigned as directors of the Surviving Corporation effective immediately following the Effective Time.

               (m) THIRD PARTY CONSENTS. AXT shall have been furnished with evidence satisfactory to it that Lyte Optronics has obtained the consents, approvals and waivers, including but not limited to such consents, approvals and waivers set forth on Schedule 8.3(m) hereto, required to consummate the Merger and the transactions contemplated herein (including without limitation any consents, waivers or approvals required under any Contract to which Lyte Optronics or any of its Subsidiaries is a party or by which Lyte Optronics or any of its Subsidiaries or any of their respective assets or properties is bound and which are necessary in connection with the Merger to transfer to the Surviving Corporation all rights of Lyte Optronics and its Subsidiaries thereunder).

               (n) CHINA APPROVALS. All approvals required from local, municipal or central government of China have been obtained in order to consummate the Merger and the transactions contemplated hereunder.

               (o) DUE DILIGENCE AND ENVIRONMENTAL REVIEW. There shall have been prior to the Closing Date satisfactory completion of the Environmental Review and a review by AXT and its Representatives of Lyte Optronics's business, financial, technical and legal affairs.

                                   ARTICLE IX

                                   TERMINATION

        9.1 MUTUAL AGREEMENT. Subject to the provisions of Sections 9.2 and 9.3 below, this Agreement may be terminated at any time prior to the Effective Time:

               (a) by the mutual written consent of each of the parties hereto;

               (b) by AXT or Lyte Optronics if (i) the Effective Time has not occurred before 5:00 p.m. (Pacific Time) on June 30, 1999 (provided that the right to terminate this Agreement under this Section 9.1 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) there shall be a final nonappealable Order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

               (c) by AXT or Lyte Optronics, if there shall be any action taken, or any statute, rule, regulation or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Body, which would: (i) prohibit AXT's or Lyte Optronics's ownership or operation of all or any portion of the business of Lyte Optronics or (ii) compel AXT or Lyte Optronics to dispose of or hold separate all or a material portion of the business or assets of Lyte Optronics or AXT as a result of the Merger;

               (d) by AXT, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Lyte Optronics and (i) such breach has not been cured within ten (10) business days after written notice to Lyte Optronics (provided that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Sections 8.3(a), 8.3(b) or 8.3(c), as the case may be, would not then be satisfied;

               (e) by Lyte Optronics, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of AXT or Sub and (i) such breach has not been cured within ten (10) business days after written notice to AXT (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 8.2(a) or 8.2(b), as the case may be, would not then be satisfied, or

               (f) by AXT or Lyte Optronics, at any time prior to June 30, 1999, if it becomes clear that one or more of the conditions to Closing set forth in
Article VIII of the non-terminating party will not be satisfied and is incapable of being cured by such date, and the terminating party is not in breach of or default under this Agreement.

        It is sufficient for any action taken to terminate this Agreement pursuant to this Section 9.1 to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2 NO LIABILITY. Any termination of this Agreement pursuant to Section
9.1 shall be without further obligation or liability upon any party in favor of any other party hereto.

        9.3 EFFECT OF TERMINATION. The termination of the Agreement pursuant to
Section 9.1 shall cause the Agreement to forthwith become void and there shall be no liability or obligation on the part of AXT, Sub or Lyte Optronics, or their respective officers, directors, or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 7.6 and 7.9 and



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

Articles IX and X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        9.4 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Lyte Optronics Stockholders, but, after any such approval, no amendment shall be made which by law requires further approval by such Stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                    ARTICLE X

                           INDEMNIFICATION AND ESCROW

        10.1 SURVIVAL OF REPRESENTATIONS. The representations and warranties made by Lyte Optronics and the Lyte Optronics Principal Stockholders in this Agreement and the representations and warranties set forth in any certificate delivered by Lyte Optronics in connection with this Agreement shall survive the Closing and shall remain in full force and effect and shall survive until the close of business on the close of the Indemnification Period as provided in
Section 10.5(d) below, and shall survive thereafter only with respect to any claims made by AXT against the Escrow Fund prior to the end of the Indemnification Period. The representations, warranties, covenants and obligations of Lyte Optronics and the Lyte Optronics Principal Stockholders, and the rights and remedies that may be exercised by the Indemnitees (as defined herein), shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives unless, prior to the Closing, Lyte Optronics provides written notification to the Chief Financial Officer or Chief Executive Officer of AXT specifying the fact or facts which caused the breach of the representation, warranty or covenant, and such Chief Financial Officer or Chief Executive Officer of AXT acknowledges in writing to Lyte Optronics that such written notification has been received and accepted and such breach or default waived. For purposes of this Agreement, each statement or other item of information set forth in the Lyte Optronics Disclosure Schedule shall be deemed to be a representation and warranty made by Lyte Optronics and the Lyte Optronics Principal Stockholders in this Agreement.

        10.2   INDEMNIFICATION FROM THE ESCROW FUND.

               (a) From and after the Closing Date, AXT, its officers, directors,



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representatives, agents and Affiliates, including the Surviving Corporation
(each an "INDEMNITEE"), shall be indemnified and held harmless from and against, and shall be compensated and reimbursed from and up to the Escrow Amount held in the Escrow Fund as provided below, for any and all claims, losses, Liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by such Indemnitee directly or indirectly as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of Lyte Optronics or the Lyte Optronics Principal Stockholders contained herein, or by reason of any misrepresentation by Lyte Optronics or the Lyte Optronics Principal Stockholders made in or pursuant to this Agreement or in any certificate delivered by Lyte Optronics or the Lyte Optronics Principal Stockholders pursuant to this Agreement, or any Legal Proceeding relating to any inaccuracy, breach or expense of the type referred to above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section if such Indemnitee is the prevailing party in any such Legal Proceeding). Notwithstanding anything else in this Agreement, from and after the Effective Time, the liability of Lyte Optronics and the Lyte Optronics Principal Stockholders hereunder shall be limited exclusively to the Escrow Amount deposited in the Escrow Fund, provided, however, that nothing herein shall limit the liability of Lyte Optronics or the Lyte Optronics Stockholders for any breach of any representation, warranty or covenant if the Merger does not close.

               (b) No claim shall be made by any Indemnitee against the Escrow Fund unless and until the aggregate Losses incurred by all Indemnitees collectively exceeds the sum of One Hundred Fifty Thousand Dollars ($150,000), and then to the full extent of all Losses from the first One Hundred Thousand Dollars ($100,000). AXT and Lyte Optronics each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate merger consideration received by the Lyte Optronics Stockholders hereunder.

               (c) If the Surviving Corporation suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) AXT shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Losses as a result of and in connection with such inaccuracy or breach.

        10.3 NO CONTRIBUTION. No right of contribution, right of indemnity or other right or remedy shall be exercised or asserted, or attempted to be exercised or asserted, against the Surviving Corporation by the Lyte Optronics Stockholders in connection with any indemnification obligation or any other liability which may be paid or satisfied from the Escrow Fund.

        10.4 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against AXT or against any other Person) with respect to which any Indemnitee may be entitled to indemnification hereunder, the procedure set forth below shall be followed.

               (a) NOTICE. AXT shall give prompt written notice to the Stockholder Representative (as defined in Section 10.6 below) and to Guth, Rothman & Christopher, LLP of the commencement of any such Legal Proceeding against AXT or the Surviving Corporation for which indemnity may be sought under this Article X; provided, however, that any failure on the part of AXT to so notify the Stockholder Representative or Guth, Rothman & Christopher, LLP shall not limit any of the obligations of the Lyte Optronics Stockholders under this
Article X unless the ability to defend such claim is materially prejudiced by such failure or delay. The Indemnification Period shall be tolled solely with respect to a particular claim for the period beginning on the date the Stockholder Representative receives written notice of that claim until the final resolution of such claim so long as such claim is made within the Indemnification Period.

               (b) DEFENSE OF CLAIM. The Indemnitee shall have the right to be represented by counsel of its choice and to defend or otherwise control the handling of any claim, or Legal Proceeding for which indemnity is sought. If the Indemnitee so proceeds with the defense of any such claim or Legal Proceeding:

                      (i) all expenses relating to the defense of such claim or Legal Proceeding (whether or not incurred by the Indemnitee) shall be borne and paid exclusively from and out of the Escrow Fund;

                      (ii) the Stockholder Representative shall make available to the Indemnitee any non-privileged documents and materials in the possession or control of the Lyte Optronics Stockholders that may be necessary to the defense of such claim or Legal Proceeding except for documents or materials which are sealed by a court Order or are subject to a nondisclosure agreement prohibiting disclosure by the Lyte Optronics Stockholders;

                      (iii) the Indemnitee shall keep the Stockholder Representative informed of all material developments and events relating to such claim or Legal Proceeding;

                      (iv) the Stockholder Representative shall have the right to participate in the defense of such claim or legal proceeding at his or her sole cost and expense; and

                      (v) the Indemnitee shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the written consent of the Stockholder Representative; provided, however, that the Stockholder Representative shall not unreasonably withhold such consent.

        10.5    ESCROW FUND.

               (a) CREATION OF ESCROW FUND. As soon as practicable after the Effective Time, AXT shall deposit the Escrow Amount with an institution acceptable to AXT and the Stockholder Representative as escrow agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and in an escrow agreement (the "INDEMNITY ESCROW AGREEMENT") in substantially the form attached hereto as Exhibit K. The Escrow Amount shall be withheld on a pro rata basis from the Lyte Optronics Stockholders who otherwise are entitled to such amounts at the Effective Time and shall be comprised of shares of AXT Common Stock and AXT Preferred Stock which have vested in such shareholder to the maximum extent possible. The Escrow Fund shall be available as the sole source to compensate the Indemnitees for any Losses incurred by any Indemnitee directly or indirectly as a result of any inaccuracy of or breach by Lyte Optronics or the Lyte Optronics Principal Stockholders of any representation, warranty, covenant or agreement contained herein, or by reason of any misrepresentation by Lyte Optronics or the Lyte Optronics Principal Stockholders made in or pursuant to this Agreement (including the Lyte Optronics Disclosure Schedule) or in any certificate delivered by Lyte Optronics or the Lyte Optronics Principal Stockholders pursuant to this Agreement.

               (b) PROTECTION OF AND ADDITIONS TO THE ESCROW FUND; VOTING
RIGHTS.

                      (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Indemnification Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of AXT or Lyte Optronics's shareholders and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                      (ii) Any shares of AXT Common Stock or other equity securities issued or distributed by AXT (including shares issued upon a stock split) ("NEW SHARES") in respect of AXT Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of AXT Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the holders of record thereof. Cash dividends on AXT Common Stock shall not be added to the Escrow Fund but shall be distributed to the holders of record thereof.

                      (iii) Each Lyte Optronics Stockholder shall have voting rights with respect to the shares of AXT Common Stock contributed to the Escrow Fund by such stockholder (and on any New Shares added to the Escrow Fund in respect of such shares of AXT Common Stock).

               (c) VALUE OF THE ESCROW AMOUNT. All payments made to AXT from the Escrow Fund shall be made of AXT Common Stock and AXT Preferred Stock, pro rata, pursuant to the total aggregate value of all such securities deposited into the Escrow Fund determined as set forth below. For the purposes of determining the number of shares of AXT Common Stock and AXT Preferred Stock to be delivered to AXT out of the Escrow Fund pursuant to this Article X, each share of AXT Common Stock shall be valued at the average price of a share of AXT Common Stock, as reported on the NASDAQ National Market for the fifteen consecutive trading days ending on the second trading day immediately prior to the release of such Escrow Amount from the Escrow Fund, and each share of AXT Preferred Stock shall be valued at its liquidation value plus any accrued but unpaid dividends thereon. At the time of any release of any portion of the Escrow Amount to satisfy a claim of an Indemnitee, AXT and the Stockholder Representative shall certify such fair market value in a certificate signed by both AXT and the Stockholder Representative, and shall deliver such certificate to the Escrow Agent.

               (d) DISTRIBUTIONS FROM THE ESCROW FUND. The Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m. California time, on the date which is one year following the Closing Date as to all representations, warranties and covenants of Lyte Optronics and the Lyte Optronics Principal Stockholders except for those representations related to matters expected to be encountered in the audit process, as to which the Escrow Fund shall terminate on the earlier of (i) one year following the Closing Date or (ii) the date of the auditor's report for the audit of AXT's financial statements for the year ending December 31, 1999, which includes the results of Lyte Optronics (the "INDEMNIFICATION PERIOD"); provided, that the Indemnification Period shall not terminate with respect to such amount that is equal to the good faith estimate of the value of any claims made and pending as of the Indemnification Period by AXT pursuant to this Article X until the resolution of all such claims; and provided, further, that the Escrow Fund will terminate in full upon final and complete resolution of all claims. Deliveries of Escrow Amounts consisting of AXT Common Stock to the Lyte Optronics Stockholders pursuant to this Section 10.5(d) shall be made to the former holders of the Lyte Optronics Class A Common Stock, Lyte Optronics Class B Common Stock and Lyte Optronics Series A Convertible Preferred Stock in proportion to their respective original contributions of AXT Common Stock to the Escrow Fund. Deliveries of Escrow Amounts consisting of AXT Preferred Stock to the Lyte Optronics Stockholders pursuant to this Section 10.5(d) shall be made to the former holders of the Lyte Optronics Series B 5% Preferred Stock in proportion to their respective original contributions of AXT Preferred Stock to the Escrow Fund. Provided, however, that if any of the shares in escrow are subject to a repurchase right in favor of Lyte Optronics upon termination of services to Lyte Optronics, then such shares shall not be distributed to the applicable shareholder but in lieu thereof shall (to the extent not already repurchased in the event of prior termination of services) be delivered to the appropriate Escrow Agent who is authorized to hold such shares for the benefit of Lyte Optronics in the event of a future termination of services to Lyte Optronics.

               (e)    CLAIMS UPON THE ESCROW FUND.

                      (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Indemnification Period of a certificate signed by any officer of AXT (the "OFFICER'S Certificate"): (A) stating that AXT has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 10.5(d) hereof, deliver to AXT out of the Escrow Fund, as promptly as practicable, shares of AXT Common Stock and AXT Preferred Stock held in the Escrow Fund in an amount equal to any Losses incurred or accrued by AXT, valued as provided in Section 10(c).

                      (ii) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative and Guth Rothman and Christopher, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to AXT of any Escrow Amounts pursuant to Section 10.5(d) hereof unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of AXT Common Stock and AXT Preferred Stock from the Escrow Fund in accordance with this Section 10.5, provided that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period. Any objection made to a claim made by or on behalf of AXT shall be resolved as provided in the Indemnity Escrow Agreement.

               (f) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by AXT. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation.

               (g) EXCLUSIVE REMEDY. Except for acts constituting fraud, intentional misrepresentation or other willful misconduct, the Escrow Fund provided for in this Article X shall represent the exclusive remedy in respect of any claim for indemnity or breach of this Agreement by Lyte Optronics or its shareholders following the Closing.

        10.6   STOCKHOLDER REPRESENTATIVE.

               (a) APPOINTMENT OF STOCKHOLDER REPRESENTATIVE. By virtue of their approval of this Agreement, the Lyte Optronics Stockholders will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, Keith Halsey and Robert Shih (together with their permitted successors, collectively the "STOCKHOLDER REPRESENTATIVE"), as their true and lawful agent and attorney-in-fact for each shareholder of Lyte Optronics to enter into any agreement in connection with the transactions contemplated by this Agreement or the Indemnity Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement (other than the payment of the Escrow Amount), to give and receive notices and communications, to authorize delivery to AXT of the Escrow Amount or other property from the Escrow Fund in satisfaction of claims by AXT, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with Orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than thirty (30) days' prior written notice to AXT; provided that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Stockholder Representative may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall receive no compensation for his or her services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Lyte Optronics Stockholders. This power of attorney is coupled with an interest and is irrevocable.

               (b) NO LIABILITY OF STOCKHOLDER REPRESENTATIVE. The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and not in a manner constituting gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Lyte Optronics Stockholders shall severally indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of such Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder. Subject to the prior right of AXT to make claims for Losses, the Stockholder Representative shall have the right to recover from the Escrow Fund prior to any distribution to the shareholders of Lyte Optronics for any third party expenses incurred by the Stockholder Representative in performing his or her duties hereunder.

               (c) ACTIONS OF THE STOCKHOLDER REPRESENTATIVE. A decision, act, consent, or instruction of the Stockholder Representative shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and AXT may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every such shareholder of Lyte Optronics. The Escrow Agent and AXT are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

               (d) THIRD-PARTY CLAIMS. In the event AXT becomes aware of a third-party claim which AXT intends to assert for a demand against the Escrow Fund, AXT shall notify the Stockholder Representative of such claim and the Stockholder Representative shall have the right to appoint counsel to participate in such matter at the cost of the shareholders of Lyte Optronics. AXT shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Stockholder Representative, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund.

                                   ARTICLE XI

                               GENERAL PROVISIONS

        11.1 NOTICES. Any notice provided for or permitted under this Agreement will be treated as having been received (a) when delivered personally, (b) when sent by confirmed telex or telecopy, (c) one (1) day following when sent by commercial overnight courier with written verification of receipt, or (d) three
(3) days following when mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 11.1.

           Lyte Optronics:            Lyte Optronics, Inc.
                                      2201 Amapola Court
                                      Torrance, California 90501
                                      Facsimile: (310) 782-0964
                                      Attention: Keith Halsey

           With copy to:              Guth, Rothman & Christopher, LLP
                                      108066 Wilshire Blvd., Suite 1250
                                      Los Angeles, California 90024
                                      Facsimile:  (310) 470-8354
                                      Attention: Theodore E. Guth, Esq.
                                                 Stephen P. Rothman, Esq.

           AXT or Sub:                American Xtal Technology, Inc.
                                      4281 Technology Drive
                                      Fremont, California 94538
                                      Facsimile: (510) 683-5901
                                      Attention: Guy Atwood

           With copy to:              Gray Cary Ware & Freidenrich LLP
                                      400 Hamilton Avenue
                                      Palo Alto, CA 94301
                                      Facsimile: (650) 327-3699
                                      Attention: Peter M. Astiz, Esq.

           Stockholder                Keith Halsey
           Representative:            Robert Shih
                                      2201 Amapola Court
                                      Torrance, California 90501
                                      Facsimile: (310) 782-0964

               With copy to:          Guth, Rothman & Christopher, LLP
                                      108066 Wilshire Blvd., Suite 1250
                                      Los Angeles, California 90024
                                      Facsimile:  (310) 470-8354
                                      Attention: Theodore E. Guth, Esq.
                                                 Stephen P. Rothman, Esq.

        11.2 GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto hereby agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process. Each party hereby agrees that such courts, as applicable, shall have in personam jurisdiction with respect to such party, and such party hereby submits to the personal jurisdiction of such courts.

        11.3 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest, or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so shall be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

        11.4 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        11.5 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, the documents referenced herein, and the exhibits and schedules thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

        11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

        11.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

        11.8 SURVIVAL OF AGREEMENTS. Subject to Section 10.1 and 10.5, all covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto.

        11.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

        11.10 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

        11.11 TIME. Time is of the essence of this Agreement.

        11.12 CONSTRUCTION OF AGREEMENT; INTERPRETATION. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

        11.13 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 11.13.

        11.14 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        11.15 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

        11.16 ARBITRATION. Each party agrees that any dispute arising out of or relating to this Agreement not otherwise covered by Article X hereof shall be settled by (i) agreement of the Stockholder Representative and AXT or (ii) arbitration in Fremont, California and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA RULES") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve such dispute.

               (a) COMPENSATION OF ARBITRATOR. Any such arbitration shall be conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

               (b) SELECTION OF ARBITRATOR. The AAA Rules for the selection of the arbitrator shall be followed by AXT and the Stockholder Representative.

               (c) PAYMENT OF COSTS. AXT shall pay fifty percent (50%) of the initial compensation to be paid to the arbitrator in any such arbitration and fifty percent (50%) of the costs of transcripts and other normal and regular expenses of the arbitration proceedings, and the remaining fifty percent (50%) shall be paid from the Escrow Fund; provided, however, that the prevailing party in any arbitration shall be entitled to an award of attorneys' fees and costs, and all costs of arbitration, other than those provided for above, will be paid by AXT if it is the losing party and otherwise from the Escrow Fund.

               (d) DISCOVERY. The parties shall be entitled to conduct discovery proceedings in accordance with the provisions of the Federal Rules of Civil Procedure, only to the extent the arbitrator considers necessary to a full and fair exploration of the issues in dispute.

               (e) BURDEN OF PROOF. For any claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceeding.

               (f) JUDGMENT. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached by him and shall deliver such documents to each party to this Agreement along with a signed copy of the award.

               (g) TERMS OF ARBITRATION. The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

        11.17 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first set forth above.

AMERICAN XTAL TECHNOLOGY, INC.                    LYTE OPTRONICS , INC.



By: /s/ Morris S. Young                          By: /s/ Keith Halsey
    -------------------------------------            -------------------------------------
    Morris S. Young                                  Keith Halsey
    President and Chief Executive Officer            Chief Executive Officer



MONTEREY ACQUISITION CORP.                        STOCKHOLDER REPRESENTATIVE:



By: /s/ Morris S. Young                              /s/ Keith Halsey
    -------------------------------------            -------------------------------------
    Morris S. Young                                  Keith Halsey
    President


                                                     /s/ Robert Shih
                                                     -------------------------------------
                                                     Robert Shih



            [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first set forth above.



                                     By: /s/ Keith Halsey
                                         -------------------------------------
                                         Keith Halsey

                                     Shares beneficially owned:

                                     ______ shares of Lyte Optronics Class A
                                            Common Stock
                                     ______ shares of Lyte Optronics Class B
                                            Common Stock
                                     ______ shares of Lyte Optronics Series A
                                            Preferred Stock
                                     ______ shares of Lyte Optronics Series B 5%
                                            Preferred Stock

                                     By: /s/ Robert Shih
                                         -------------------------------------
                                         Robert Shih

                                     Shares beneficially owned:

                                     ______ shares of Lyte Optronics Class A
                                            Common Stock
                                     ______ shares of Lyte Optronics Class B
                                            Common Stock
                                     ______ shares of Lyte Optronics Series A
                                            Preferred Stock
                                     ______ shares of Lyte Optronics Series B 5%
                                            Preferred Stock

                                INDEX TO EXHIBITS


EXHIBIT A             DELAWARE CERTIFICATE  OF MERGER

EXHIBIT B             NEVADA MERGER AGREEMENT

EXHIBIT C             STOCKHOLDER VOTING AGREEMENT AND IRREVOCABLE PROXY

EXHIBIT D             NON-COMPETITION AGREEMENT

EXHIBIT E             STOCKHOLDER QUESTIONNAIRE

EXHIBIT F             REGISTRATION RIGHTS AGREEMENT

EXHIBIT G             LYTE OPTRONICS AFFILIATE AGREEMENT

EXHIBIT H             AXT AFFILIATE AGREEMENT

EXHIBIT I             GRAY CARY LEGAL OPINION

EXHIBIT J-1           GUTH ROTHMAN LEGAL OPINION

EXHIBIT J-2           NEVADA COUNSEL LEGAL OPINION

EXHIBIT K             INDEMNITY ESCROW AGREEMENT

EXHIBIT L             CERTIFICATE OF DETERMINATION